[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Exhibit 10.27

MANUFACTURING AND SUPPLY AGREEMENT

This Manufacturing and Supply Agreement (this “Agreement”), dated as of March 10, 2022 (this “Effective Date”), is entered into by and between Homology Medicines, Inc., a Delaware corporation having an address at One Patriots Park, Bedford, MA 01730 (“HMI”), Roadrunner Solutions LLC, a Delaware limited liability company having an address at One Patriots Park, Bedford, MA 01730 (“Supplier”, and together with HMI, the “Parties”, and each, a “Party”), and, solely for purposes of Section 2.3(b)(iii), Oxford Biomedica UK Limited, a company incorporated in England and Wales with company registration number 03028927, whose registered office is at Windrush Court, Transport Way, Oxford, OX4 6LT, UK (“OXB”).

RECITALS

WHEREAS, HMI is in the business of developing and commercializing biopharmaceutical products, including gene therapy and gene editing products, and in connection therewith has manufactured such products at a certain manufacturing facility located in Bedford, MA;

WHEREAS, Supplier is in the business of manufacturing biopharmaceutical products;

WHEREAS, HMI and Supplier are parties to a certain Contribution Agreement dated as of the date hereof (the “Contribution Agreement”), pursuant to which, among other things, HMI has agreed to assign, transfer, convey to Supplier the Transferred Assets (as defined in the Contribution Agreement), including those that are used, held for use or intended for use by HMI in connection with the manufacturing of pharmaceutical products;

WHEREAS, as of the Contribution Closing (as defined in the Contribution Agreement) HMI has assigned, transferred and conveyed to Supplier, the Transferred Assets; and

WHEREAS, as contemplated by the Contribution Agreement, HMI and Supplier have entered into this Agreement to establish the terms and conditions under which Supplier will perform certain development activities, manufacture certain products and supply the same to HMI, including for clinical purposes.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise defined herein, defined terms shall have the same meaning as in the Contribution Agreement. For purposes of this Agreement, the following capitalized terms shall have the following definitions:

LW 12725248

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

1.1 “Affiliate(s)” means any Person that directly or indirectly, controls, is controlled by, or is under common control with either Party. The term “control”, “controlled by” or “under common control with” means (a) the possession of the power to direct or cause the direction of management and policies of such corporation or business entity, whether through direct or indirect ownership of voting securities or otherwise or (b) the ownership, directly or indirectly, of 50% or more of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). For clarity, for purposes of this Agreement, Supplier and HMI shall not be deemed Affiliates of each other; and Supplier and OXB shall not be deemed Affiliates of each other.

1.2 “Agreement” shall have the meaning set forth in the preamble.

1.3 “Alternate Manufacturer” means (a) HMI, or a Third Party selected by HMI to Manufacture for HMI a Product in (i) [***] or (ii) any other country or region approved by Supplier in writing, such approval not to be unreasonably withheld, delayed or conditioned, or (b) a Third Party described in Section 2.11(a)(iii), or a designee thereof, that requests in writing to Manufacture a Product, provided that such Third Party consults with Supplier with respect to protection of trade secrets to be transferred to enable Manufacturing such Product in any country other than those listed in clause (a)(i) above.

1.4 “Annual Purchase Minimums” shall have the meaning set forth in Section 2.3(a)(v).

1.5 “API” means an active pharmaceutical ingredient as defined by ICH Harmonised Guideline Q7.

1.6 “Applicable Law” means the applicable Laws of the United States, the European Union and any other jurisdictions as agreed to in writing by both Parties.

1.7 “Batch” means the amount of Drug Substance or Drug Product [***] by Supplier pursuant to this Agreement.

1.8 “Binding Forecast” shall have the meaning defined in Section 3.1(b).

1.9 “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York or Massachusetts are authorized or required by Law to be closed for business.

1.10 “Certificate of Analysis” means the document accompanying each Batch of Product delivered by Supplier to HMI demonstrating compliance of the corresponding Batch to the Product Specifications.

1.11 “cGMP Products” means any Product that is intended to be Manufactured under cGMP. For clarity, cGMP Products are delivered hereunder as Products, whereas any Products that are delivered hereunder that are not intended to be cGMP compliant are delivered as a result of Services hereunder.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

1.12 “Change of Control” means with respect to a Party, the occurrence of any of the following events: (a) the sale, transfer, conveyance or other disposition of all or a majority of the assets of such Party to a Third Party; (b) the acquisition of beneficial ownership, directly or indirectly, by a Third Party of common shares or other equity interests representing more than fifty percent (50%) of the aggregate ordinary voting power of such Party; or (c) a merger, reorganization or consolidation involving such Party and a Third Party in which the stockholders of such Party, immediately prior to the merger, reorganization or consolidation, would not, immediately after the merger, reorganization or consolidation, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined ordinary voting power of the resulting ultimate parent company; provided that neither of the following shall constitute a Change of Control: (i) a transaction or series of transactions in which (1) a majority of the members of the Board of Directors of such Party prior to such transaction or series of transactions become members of the Board of Directors of the resulting parent company following such transaction(s) and represent a majority of such Board of Directors and (2) a majority of the members of the senior management of such Party prior to such transaction or series of transactions become members of the senior management of the resulting parent company following such transaction(s); or (ii) a public offering of equity securities of such Party or any Affiliate of such Party pursuant to an effective registration statement under the Securities Act of 1933, as amended.

1.13 “CMO” means a contract manufacturing organization.

1.14 “Commercial Product” shall have the meaning defined in Section 2.3(b).

1.15 “Commercial Supply Agreement” shall have the meaning defined in Section 2.3(b)(ii).

1.16 “Confidential Information” shall have the meaning defined in Section 10.1.

1.17 “Contribution Agreement” shall have the meaning defined in the preamble.

1.18 “Control” or “Controlled” means, with respect to Intellectual Property Rights, the possession (whether by ownership, license, covenant not to sue or otherwise) by a Party or its Affiliate of the ability to grant to the other Party a license, sublicense, access or other right as provided herein to or under such Intellectual Property Rights, without violating the terms of any agreement or other arrangement of such Party with any Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access, or subjecting the granting Party to any additional fee or charge.

1.19 [***].

1.20 “Defect” means a material quality attribute in a Batch of cGMP Product that does not meet the requirements set forth in the Product Specifications, the Quality Agreement or Applicable Law, in each case applicable to such Product. “Defective” shall have the correlative meaning.

1.21 “Demand Based Purchase Minimums” shall have the meaning set forth in Section 2.3(a)(v).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

1.22 “Designee” shall have the meaning defined in the Quality Agreement.

1.23 “Disclosing Party” shall have the meaning defined in Section 10.1.

1.24 “Dispute” shall have the meaning defined in Section 11.15.

1.25 “Dispute Notice” shall have the meaning defined in Section 11.15.

1.26 “Drug Product” means the final dosage form of a product that contains a Drug Substance as the API.

1.27 “Drug Substance” means the applicable viral vector in liquid bulk or other bulk form.

1.28 “Drug Substance Batch Price” means (a) with respect to a Named HMI Product, the price for each Batch of the applicable Drug Substance Manufactured and/or supplied by Supplier hereunder, which price shall be [***] as of the Effective Date and may be adjusted in accordance with Section 5.3, and (b) with respect to an Other HMI Product, the price for each Batch of the Drug Substance Manufactured and/or supplied by Supplier hereunder, which price shall be determined and may be adjusted in accordance with Section 5.3. For clarity, [***].

1.29 “Effective Date” means the date first set forth in the preamble of this Agreement.

1.30 “Exploit” means to make, have made, import, export, use, sell, have sold, or offer for sale, including to research, develop, commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), or otherwise dispose of. Cognates of the word “Exploit” shall have correlative meanings.

1.31 “Explorative Activities” shall have the meaning defined in Section 2.2(a).

1.32 “Facility” means the facility or facilities at which Supplier will Manufacture or store biopharmaceutical products after the Effective Date, which as of the Effective Date will be a portion of the facility located at 1 Patriots Park, Bedford, MA 01730 at which HMI Manufactured biopharmaceutical products prior to the Effective Date, or such other facility or facilities at which Supplier will Manufacture or store, or have Manufactured or stored, such products, as mutually agreed to in writing by both Parties.

1.33 “Filling Price” means with respect to a Drug Product, the price for Manufacturing each Batch of the Drug Product from the applicable Drug Substance using Drug Substance that has already been Manufactured, which price shall be [***] as of the Effective Date, and may be adjusted in accordance with Section 5.3. For clarity, [***].

1.34 “Firm Order” means a Purchase Order for Products accepted by Supplier in accordance with Section 3.2(a).

1.35 “Force Majeure Event” shall have the meaning defined in Section 11.20.

1.36 “FTE” shall have the meaning defined in Section 2.11(c).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

1.37 “FTE Rate” means the dollar amount per full-time equivalent employee (or consultant, as applicable) per year, which amount represents the fully-burdened rate (for calendar year 2023, the FTE Rate shall be the rate set forth in Section 5.4(b)) and shall be determined, and may be adjusted, in accordance with Section 5.4.

1.38 “GAAP” means generally accepted accounting principles.

1.39 “GMP” or “cGMP” means all applicable current Good Manufacturing Practices including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4 - Good Manufacturing Practice (GMP) guidelines, parts I to IV and relevant associated annexes, (c) the principles detailed in the ICH Q7 guidelines, and (d) the equivalent Laws in any other regulatory jurisdictions as agreed to in writing by both Parties.

1.40 “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any court or tribunal of competent jurisdiction.

1.41 “HMI Indemnified Parties” shall have the meaning defined in Section 9.8(a).

1.42 “HMI Intellectual Property Rights” means all Intellectual Property Rights Controlled by HMI as of the Effective Date or during the Term relating to a Product that is necessary or reasonably useful for Supplier’s performance of its obligations hereunder.

1.43 “HMI-Owned Inventions” means any and all inventions, discoveries and improvements and Intellectual Property Rights therein that are first conceived or made by or on behalf of one or both Parties under this Agreement that relate specifically to one or more Product(s) and are not generally applicable to Manufacturing of one or more other products that are not Products.

1.44 “HMI Raw Materials” means raw materials for the Manufacture of Products and performance of Services as may be provided by HMI to Supplier as specified on Appendix 4 of the Quality Agreement or the applicable SOWs, or as mutually agreed to by the Parties in writing.

1.45 “HMI Raw Materials Warranty” shall have the meaning defined in Section 9.3.

1.46 “HMI Regulatory Approvals” means all regulatory approvals relating the Products Controlled by HMI as of the Effective Date or during the Term that is necessary or reasonably useful for Supplier’s performance of its obligations hereunder.

1.47 “Improvement Plan” shall have the meaning defined in Section 2.7(b).

1.48 “Information” means either Party’s and/or its Affiliates’ confidential information of a commercial, industrial, economic, scientific, medical, or technical nature, whether in written, oral, electronic or other form.

1.49 “Initial SOW Plan” shall have the meaning defined in Section 2.7(a).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

1.50 “Initial Term” shall have the meaning defined in Section 6.1.

1.51 “Intellectual Property Rights” means all intellectual property rights comprising or relating to: (a) Patents; (b) Trademarks; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights and copyrightable works, software and firmware, application programming interfaces, architecture, files, records, schematics, data, data files, and databases and other specifications and documentation; (d) Know-How and (e) all industrial and other intellectual property rights, and all rights, interests and protections that are associated with, equivalent or similar to, or required for the exercise of, any of the foregoing, however arising, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, such rights or forms of protection pursuant to the Laws of any jurisdiction throughout in any part of the world.

1.52 “Joint Steering Committee” shall have the meaning defined in Section 2.7.

1.53 “Key Performance Indicators” means certain key performance indicators designed to provide the basis for the Joint Steering Committee’s objective assessment of Supplier’s performance of its Manufacture and supply obligations hereunder.

1.54 “Key Positions” shall be listed on Schedule 2.6, as amended from time-to-time by mutual agreement.

1.55 “Know-How” means any techniques, technology, inventions (whether patentable or not), methods, know-how, data and results (including pharmacological, toxicological and clinical data and results), analytical and quality control data and results, regulatory documents, business and Information, compositions of matter, information and technologies relating to cells, cell lines, assays, animal models, reagents and other physical, biological, or chemical material, that is not in the public domain.

1.56 “Latent Defect” means any Defect which HMI cannot reasonably notice or be expected to have noticed on visual inspection of the applicable cGMP Product.

1.57 “Law” means any statute, law, ordinance, regulation, rule, code, directives, constitution, treaty, common law, governmental order or other requirement or rule of law of any Governmental Authority, and Licenses and Permits.

1.58 “License and Patent Management Agreement” means that certain License and Patent Management Agreement by and between Supplier and HMI, dated on or about the date hereof.

1.59 “Licenses and Permits” means any and all licenses, authorizations, and permits issued by Governmental Authorities that are necessary for the Manufacture of Products or performance of Services hereunder, including HMI Regulatory Approvals.

1.60 “Losses” means any damage and loss suffered by a Party as defined in Section 9.8.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

1.61 “Manufacture” and “Manufacturing” means any process (or step in any process) used or planned to be used for manufacturing pharmaceutical products or intermediates thereof, including Products, including quality control, stability and other testing, and primary and secondary packaging.

1.62 “Manufacturer’s Release” shall have the meaning defined in the Quality Agreement.

1.63 “Manufacturing Change” shall have the meaning defined in Section 2.4.

1.64 “Member” shall have the meaning defined in Section 2.7.

1.65 “Named HMI Product” means the HMI products set forth on Schedule 1.65 hereof.

1.66 “Notice” shall have the meaning defined in Section 11.4.

1.67 “Opportunities” shall have the meaning defined in Section 2.3(c)(i).

1.68 “Other HMI Products” means any biopharmaceutical product, other than Named HMI Products, that is developed by or on behalf of HMI or its Affiliates, excluding any product developed by or on behalf of HMI’s acquiror or any of such acquiror’s Affiliates (that becomes an Affiliate of HMI after the Effective Date directly or indirectly as a result of a Change of Control of HMI) independently of HMI.

1.69 “Patent Defect(s)” means any Defect that is capable of being detected upon reasonable visual inspection.

1.70 “Patents” means (a) all patents, priority patent filings and patent applications, and (b) any divisional, continuation (in whole or in part), or request for continued examination of any of such patents, and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reviews, reexaminations, extensions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.

1.71 “Permitted Subcontractor(s)” means the Third Party subcontractors or vendors specified in the Quality Agreement, or in the case of Services, as specified in the applicable SOW.

1.72 “Person” means any individual, corporation, partnership (whether general, limited or limited liability), association, joint venture, limited liability company, joint stock company, unincorporated organization, trust or other legal entity or organization, having legal personality, or the right to sue in its own name.

1.73 [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

1.74 “Process” means the Manufacturing process for the Products as reflected in Manufacturing SOPs, process control strategy and process descriptions in use at the Facility(ies) as of the Effective Date or during the Term.

1.75 “Product” means a Named HMI Product or an Other HMI Product. A Product refers to either (a) the Drug Substance or (b) the Drug Product, as applicable.

1.76 “Product Specifications” shall have the meaning defined in the Quality Agreement.

1.77 “Product Warranty” shall have the meaning defined in Section 9.1.

1.78 “Project Manager” means the individual member of the Joint Steering Committee appointed by a Party with the responsibility for overseeing such Party’s day-to-day activities under this Agreement.

1.79 “Project Team” shall have the meaning defined in Section 2.8(a).

1.80 “Purchase Agreement” means that certain Equity Securities Purchase Agreement by and among Supplier, HMI and OXB, dated on or about the date hereof.

1.81 “Purchase Order” shall have the meaning defined in Section 3.2(a).

1.82 “Quality Agreement” means the technical agreement(s) notably defining the responsibilities of each Party with respect to the quality of the Products, to be entered into by the Parties on or about the Effective Date which shall once executed be incorporated into this Agreement. In the event of a conflict between the provisions of this Agreement and the Quality Agreement, the provisions of the Quality Agreement shall prevail for the terms and conditions that are solely related to quality assurance aspects and the provisions of this Agreement shall prevail for all other aspects.

1.83 “Receiving Party” shall have the meaning defined in Section 10.1.

1.84 “Representatives” means a Party’s Affiliates and each of their respective employees, officers, directors, and agents.

1.85 “[***]” shall have the meaning defined in [***].

1.86 “Services” means product development services including Explorative Activities, and other Manufacturing-related services that HMI may request from Supplier from time-to-time hereunder.

1.87 “SOP” means standard operating procedures.

1.88 “SOW” means statements of work describing the Services to be performed by Supplier for HMI or its designees. Each SOW will be numbered for identification and will set forth the material terms of the applicable services, the scope of work, specified services, deliverables, estimated timelines, milestones (if any), service fees, payment schedules and such

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

other details and special arrangements as are agreed to by the Parties with respect to the activities to be performed under such SOW. The Initial SOW Plan is an SOW. An exemplary form SOW is attached hereto as Exhibit A.

1.89 “Supplier Indemnified Parties” shall have the meaning defined in Section 9.8(b).

1.90“Supplier Intellectual Property Rights” means all Intellectual Property Rights Controlled by Supplier or its Affiliates as of the Effective Date or during the Term that are used by Supplier to Manufacture the Products or are necessary for the exploitation of Products.

1.91 “Supplier-Owned Inventions” means any and all inventions, discoveries and improvements and Intellectual Property Rights therein that are first conceived or made by or on behalf of one or both Parties under this Agreement that are not HMI-Owned Inventions and relate to Manufacturing of products generally.

1.92 “Supplier-Sourced Materials Cost” shall have the meaning defined in Section 3.4(b).

1.93 “Supply Failure” means, for any Product, that Supplier has failed to supply [***].

1.94 “Technology Transfer” shall have the meaning defined in Section 2.11.

1.95 “Term” shall have the meaning defined in Section 6.2.

1.96 “Third Party” means a Person other than (a) HMI or any of its Affiliates and (b) Supplier or any of its Affiliates.

1.97 “Third Party Claims” shall have the meaning defined in Section 9.8(a).

1.98 “Trademarks” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, whether or not registered, including the goodwill and activities associated with each of the foregoing.

1.99 “Transferred Assets” shall have the meaning defined in the Contribution Agreement.

1.100 “Transition Services Agreement” means that certain transition services agreement to be entered into by and between the Parties and effective on the date herewith.

1.101 “[***] Forecast” shall have the meaning defined in Section 3.1(b).

ARTICLE 2
SUPPLY OF PRODUCTS AND RELATED SERVICES

2.1 Manufacture and Supply. Subject to the terms and conditions of this Agreement, HMI hereby agrees to purchase from Supplier its requirements of Products and Supplier shall Manufacture and supply such Products to HMI in accordance with the terms and conditions set forth in this Agreement and in a professional manner, in conformance with the level of care

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

and skill ordinarily exercised by other professionals in similar circumstances, and with respect to cGMP Products, in accordance with the Product Specifications, Quality Agreement, and Applicable Law.

2.2 Services. In addition to the Manufacture and supply of Products hereunder, Supplier shall provide the Services in accordance with SOWs and with the terms and conditions set forth in this Agreement. No SOW will be effective unless signed by authorized representatives of both Parties. Each fully signed SOW will be subject to the terms of this Agreement and will be incorporated herein and form part of this Agreement.

(a) Supplier will carry out the activities for Services in accordance with the estimated timeline set forth in such SOW. The Parties acknowledge that certain of the Services set forth in an SOW (including the Initial SOW Plan) will involve performance of activities that are developmental or explorative by nature (the “Explorative Activities”) which, by their nature, are expected to be unpredictable until Supplier has successfully established a standard process or routine for performing such activities. For Services involving activities that are Explorative Activities, [***]. The Parties shall designate in each SOW whether and the extent to which an activity or set of activities governed thereby will include or involve Explorative Activities.

(b) Supplier shall promptly inform HMI in writing, after becoming aware, if it is unable to perform the activities under an SOW or if it cannot, or cannot continue to, provide the Services set forth in an SOW or cannot meet the timeline set forth in an SOW. Upon such notice, the Project Managers shall meet to discuss the reasons for Supplier’s inability to perform under such SOW and propose appropriate amendments to the SOW that are reasonably acceptable to both Parties. Any such amendment to an SOW shall be signed by authorized representatives of both Parties. HMI shall have the right to terminate any individual SOW without penalty if at any time during the term of an SOW, Supplier provides such written notice that it is unable to perform the activities under such SOW, including if it is not able to meet the timeline set forth in such SOW; provided that HMI may not exercise such termination right if Supplier’s discontinuation or delay of Services is caused by HMI’s material breach of this Agreement or failure to timely provide HMI Raw Materials. Notwithstanding the foregoing, HMI will pay Supplier for any completed task under a partially performed SOW in accordance with the agreed upon scope and pricing for such task as set forth in the applicable SOW.

2.3 Exclusivity and Preferred Supplier.

(a) Clinical Supply and Development Exclusivity.

(i) During the Term, Supplier shall not Manufacture or supply [***] or provide Services in connection with the [***] to any entity other than HMI or its Affiliates or their licensees. Notwithstanding the foregoing sentence, nothing in this Agreement shall preclude Supplier from Manufacturing any product for any Third Party for so long as Supplier does not use (A) any HMI Intellectual Property Rights or Process or (B) any Contributed NewCo Know-How or Contributed NewCo Patent Rights (as such terms are defined in the License and Patent Management

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Agreement) in the Manufacture of such Third-Party product, in each case ((A) and (B)) with respect to any Know-How, but solely to the extent such Know-How is not commonly known to a person skilled in the art in the viral vector industry.

(ii) HMI shall purchase from Supplier at least (x) [***] of HMI’s actual requirements for clinical supplies of Drug Substance [***] and (y) [***] of HMI’s actual requirements for clinical supplies of Drug Substance [***], it being acknowledged and agreed by the Parties that HMI’s compliance with the minimum purchase obligations in this Section 2.3(a)(ii) shall be determined [***] (as specified below in Section 2.3(a)(v)), taking into account the aggregate purchases made by HMI during the relevant period for all Drug Substance.

(iii) During the Initial Term, HMI will pay Supplier (A) [***] covering [***], excluding [***], as directed by the Joint Steering Committee pursuant to Section 2.7(a) and as set forth in the Initial SOW Plan, and (B) at least [***] covering [***]; it being acknowledged and agreed by the Parties that HMI’s compliance with the minimum purchase obligations in this Section 2.3(a)(iii) shall be determined after [***] in accordance with Section 2.3(a)(v). Reasonably in advance of the end of the Initial Term, the Parties shall negotiate with each other in good faith regarding the minimum amount of Services to be purchased by HMI from Supplier during the remainder of the Term after the Initial Term; provided, however, that neither Party shall be obligated to commit to a minimum amount of Services for the remainder of the Term after the Initial Term.

(iv) The minimum purchase requirements set forth in Section 2.3(a)(ii) shall be adjusted if a Supply Failure occurs as follows: if HMI believes a Supply Failure has occurred at any time after [***], HMI shall provide written notice thereof to Supplier and to the Joint Steering Committee; and if either the Supply Failure cannot be cured or, in the event such Supply Failure can be cured but is not cured within a commercially reasonable period of time under the circumstances, in no case exceeding [***] following Supplier’s receipt of HMI’s written notice of such alleged Supply Failure, then HMI will have the right to [***] Batches of the Drug Substance (or the Drug Product containing such Drug Substance) so affected.

(v) HMI agrees to purchase for each of the first [***] of the Initial Term [***] the following minimum number of Batches of Drug Substance: [***] Batches of Drug Substance ([***]) and [***] Batches of Drug Product for the remaining period of calendar year 2022; and [***] Batches of Drug Substance and [***] Batches of Drug Product for [***] (such minimums and the annual Services minimums set forth in Section 2.3(a)(iii), the initial “Annual Purchase Minimums”). No later than [***] during the Term (i.e., [***]), HMI shall notify Supplier of its Annual Purchase Minimum for [***] each calendar year thereafter during the Term (in the case this Agreement does not terminate at the end of the calendar year and, in the event of extension of the Initial Term pursuant to Section 6.2, such portion of the calendar year ending on the [***]). Promptly following the end of each calendar year, HMI shall provide Supplier with a written report in reasonable detail setting forth [***] in order for Supplier to determine whether HMI

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

has met its Drug Substance and Service purchase minimums, as set forth in Sections 2.3(a)(ii) and 2.3(a)(iii), respectively, during the applicable period (the “Demand Based Purchase Minimums”). If within [***] following receipt of such report or if thereafter, Supplier obtains new information indicating that the information contained in such report is inaccurate, Supplier believes that information contained in such report is inaccurate in material respects, it shall so notify HMI in writing. Unless HMI timely provides an updated report reasonably satisfactory to Supplier, Supplier may engage a Third Party auditor reasonably acceptable to HMI to access and review HMI’s records and confirm HMI’s [***] purchased by HMI from Supplier during the applicable period; provided that such auditor may not share with Supplier any Confidential Information of HMI and may only disclose information to Supplier to the extent necessary for Supplier to determine whether HMI has met its applicable Annual Purchase Minimum or Demand Based Purchase Minimum. If, based on the report provided by HMI or based on the findings of such auditor, Supplier reasonably determines that an Annual Purchase Minimum or Demand Based Purchase Minimum shortfall has occurred, then Supplier shall promptly submit an invoice to HMI detailing the shortfall between the number of Batches of the Drug Substance and/or value of Services actually supplied or provided, as applicable, by Supplier and the higher of the applicable Annual Purchase Minimum or Demand Based Purchase Minimum. HMI shall cure such shortfall by paying Supplier within [***] after Supplier’s delivery of such invoice for an amount equal to, (i) with respect to Drug Substance, [***], (ii) with respect to Drug Product, [***], (iii) with respect to Services, [***], and (iv) [***]. Further, in the event of such a shortfall for a calendar year exceeds [***].

(b) Commercial Supply.

(i) No later than [***] (the “Commercial Product”), HMI shall notify Supplier in writing that HMI intends to negotiate the terms of a commercial supply agreement for such Commercial Product, and provide [***]. Supplier shall respond in writing within [***] after receiving such notice from HMI whether Supplier believes it can meet such capacity to produce commercial supplies of such Commercial Product, including any documentation reasonably substantiating Supplier’s capabilities and capacity to produce such commercial supplies, [***]. If Supplier’s written response states that Supplier does not believe it can provide such capacity or capabilities, then Section 2.3(b)(iii) shall apply.

(ii) If Supplier’s written response states that Supplier believes it can provide such capacity and capabilities, then the Parties shall exclusively negotiate with each other in good faith for a period of no less than [***] (or such longer period as mutually agreed upon in writing by the Parties) to enter into a commercial supply agreement for such Commercial Product (“Commercial Supply Agreement”). For avoidance of doubt, neither Party shall be obligated to enter into a Commercial Supply Agreement and subject to subsection (iii) below, HMI shall be free to negotiate and enter into with any Third Party a commercial supply agreement for such Commercial Product after the expiration of such exclusive negotiation period.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(iii) If Supplier’s written response pursuant to Section 2.3(b)(i) states that Supplier does not believe it has the capacity or capability to Manufacture such Product for commercial use, HMI shall notify OXB in writing that HMI intends to negotiate the terms of a Commercial Supply Agreement for such Commercial Product, and that Supplier has stated it does not have the capacity or capabilities required for commercial supply of such Commercial Product. HMI will provide to OXB then-available information regarding the capacity HMI believes in good faith is required for such commercial supply of such Commercial Product, and any special capabilities that HMI believes are required for commercial supply of such Product. OXB shall respond in writing within [***] after receiving such notice from HMI whether OXB believes it can meet such capacity to produce commercial supplies of such Commercial Product, [***]. If OXB’s written response states that OXB believes it can provide such capacity or capabilities, then HMI shall negotiate exclusively in good faith with OXB for a period of no less than [***] (or such longer period as mutually agreed upon by the HMI and OXB) to enter into a Commercial Supply Agreement for such Commercial Product. If HMI and OXB do not agree on the terms of such Commercial Supply Agreement within such period, HMI shall be entitled to negotiate and enter into a Commercial Supply Agreement with any other Third Party for such Commercial Product without any further obligations owed under this Section 2.3(b). For clarity, this subsection (iii) shall not apply if the Parties commenced negotiations but did not enter into a Commercial Supply Agreement pursuant to subsection (ii).

(iv) If for a given Product, HMI has complied with all of the provisions of subsection (i) and (ii) above and thereafter enters into a commercial supply arrangement with a Third Party or OXB for commercial supply of such Product, Supplier shall, at HMI’s written request, promptly initiate Technology Transfer for such Product to such Third Party or OXB, as applicable. Such Technology Transfer shall be [***].

(v) The Parties agree that the Commercial Supply Agreement may include provisions addressing contingencies in the event that [***].

(c) Preferred Supplier. HMI acknowledges that Supplier [***] any Third Party supplier in the Manufacture of any Product, provided that [***].

(i) In connection therewith, HMI will provide Supplier with written notice of any future Manufacture and supply opportunities for any Product being considered by HMI, for which HMI intends to seek bids or proposals from Third Parties (“Opportunities”). HMI will at all times have the right to solicit and consider bids and proposals for such Opportunities from Third Parties.

(ii) If HMI notifies Supplier in writing of any Opportunities, then Supplier may submit a bid or proposal in respect thereof within [***] after receiving such written notice of an Opportunity from HMI. In the event Supplier makes such submission to HMI, HMI shall take into consideration all relevant terms for such

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

bids or proposals provided by Supplier, as well as any bids or proposals from Third Parties, [***].

(iii) HMI shall have the right to determine, in its sole discretion, whether Supplier’s bid or proposal is competitive with those of Third Parties. If HMI so determines such bid or proposal is competitive, HMI shall reasonably consider awarding such opportunity to Supplier. Nothing in this Section 2.3(c) shall be construed as to prohibit HMI from (A) Manufacturing Product directly; or (B) purchasing Product from other Third Party suppliers.

2.4 Manufacturing Changes. Unless otherwise agreed by the Parties in writing, Supplier’s Manufacture of Products will take place at the Facility(ies) and use the same [***], or as specified in an SOW, to the extent [***]. If there is any material change to the Facility(ies) or any change in [***], Processes, [***] relied upon by HMI to Manufacture Products at the Facility(ies) before the Effective Date (“Manufacturing Change”), then (a) Supplier shall reasonably assist HMI with complying with any necessary modifications or variations to regulatory approvals, filings or submissions required under Applicable Law as a result of such changes, (b) Supplier will not commence Manufacturing at a facility other than the Facility(ies) or use different Manufacturing [***], Process, or [***] until HMI has consented in writing to such Manufacturing Change (such consent not to be unreasonably withheld) and HMI and Supplier have received all applicable Licenses and Permits thereto, and (c) any such Manufacturing Change shall be implemented by Supplier in accordance with the Quality Agreement.

(i) If a Manufacturing Change is due to Supplier’s request or a Governmental Authority’s requirement to change one or more Facility(ies) which requirement is not specifically or solely relating to any particular Product, [***], unless such Manufacturing Change is related to [***].

(ii) If a Governmental Authority requires any Manufacturing Change with respect to a particular Product or set of Products for use for clinical purposes, then the Parties will meet and discuss in good faith an action plan for such required Manufacturing Change, and Supplier shall be required to implement such required Manufacturing Change and assist HMI with regulatory filings or submissions required under Applicable Law as a result of such required Manufacturing Change, in each case [***].

(iii) Supplier shall make all Manufacturing Changes imposed by a Governmental Authority within a reasonable time after first learning of such requirement.

2.5 Subcontracting. Supplier may not subcontract the Manufacture of Products or provision of Services or any portion thereof to a Third Party (other than Permitted Subcontractor) without HMI’s prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed. [***]. Supplier will be responsible for ensuring compliance by such subcontractors with the applicable terms of this Agreement, as if such subcontractors are Supplier hereunder. Each subcontract shall be in writing and shall contain obligations, on the part of the applicable subcontractor, consistent with this Agreement, including with respect to confidentiality and non-use and the assignment of, or the grant of substantially equivalent

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

rights under, all Intellectual Property Rights that such subcontractor may develop or acquire by reason of work performed under this Agreement. Supplier will conduct, and will cause [***].

2.6 Key Positions. Supplier acknowledges that the [***] to the Manufacture of Products. Supplier shall submit to HMI for prior review and approval [***], such approval not to be unreasonably withheld, delayed, or conditioned by HMI, provided that such prior review and approval shall not be required for [***].

2.7 Joint Steering Committee. Each Party shall name a mutually agreed upon number of representatives for the joint steering committee (the “Joint Steering Committee,” and each such representative, a “Member”), each of whom shall be a senior employee of the applicable Party and knowledgeable in an appropriate discipline, such as the head of manufacturing/operations for each Party or his or her designee and the relevant discipline experts.

(a) Within [***] following the Effective Date, the Joint Steering Committee shall mutually agree upon (i) the Key Performance Indicators that will apply to the Manufacturing and supply obligations of Supplier for the applicable Product for the remainder of the calendar year in which the Effective Date occurs, based on [***] with respect to Products [***] prior to the Effective Date, (ii) objective criteria that will serve as the basis for the Key Performance Indicators applicable for each calendar year thereafter, and (iii) (x) the anticipated Services to be covered under the Initial SOW Plan (as defined below), which Services will include Explorative Activities as well as other activities based on equivalent activities that were being performed by HMI as of the Effective Date, and (y) a description of deliverables and specified timelines for such Services, as may be amended from time to time by the Parties (the “Initial SOW Plan”), in each case such Services shall be aligned with the overall agreed-upon budget for Services for such period. Within [***] prior to the end of each calendar year, the Joint Steering Committee shall mutually agree upon the SOWs for Services for the following calendar year.

(b) From time to time after the Effective Date, the Joint Steering Committee shall (i) establish the Key Performance Indicators that will apply to the Manufacturing and supply obligations of Supplier for any Product that is not a Product as of the Effective Date as promptly as practicable following the [***] becomes available, and (ii) as requested in writing by HMI, discuss and agree upon any improvement plan that is reasonably necessary and appropriate to address any failure to meet or satisfy the Key Performance Indicators as promptly as reasonably practicable (an “Improvement Plan”).

(c) In addition to the specific tasks set forth in Sections 2.7(a) and 2.7(b), the Joint Steering Committee shall be responsible for (i) providing a forum for strategic decision-making; (ii) coordinating and reviewing each Party’s performance of its obligations hereunder, including [***], Technology Transfer, and disclosure of HMI-Owned Inventions made by Supplier; (iii) resolving any disputes referred to it by the Project Team; and (iv) making such other determinations as are expressly delegated to it under this Agreement (including establishing the Key Performance Indicators and developing any Improvement Plan).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(d) The Joint Steering Committee shall, at a minimum, consist of at least [***] from each Party. The Joint Steering Committee shall meet in-person, telephonically or by videoconference once per calendar quarter during the Term, or as otherwise mutually agreed by the Parties. The Joint Steering Committee will make decisions by consensus with each Party having [***] vote. If the Joint Steering Committee is unable to reach unanimous decision on a particular matter within a reasonable period (not to exceed [***], unless extended by mutual agreement of the Parties) following the Joint Steering Committee meeting, then the matter will be referred to the Party representatives under Section 11.15, who will use good faith efforts to resolve such matter within [***] after the matter is submitted to them for resolution.

2.8 Project Team.

(a) Within [***] after the Effective Date, the Parties will establish a project team (“Project Team”), which shall consist of each Party’s project manager who will oversee their respective obligations under this Agreement (each, a “Project Manager”) and such other employees, or, subject to the approval of the other Party, representatives or consultants of a Party as considered necessary to attend by such Party’s Project Manager. Prior to attendance of any Project Team meeting all such employees, representatives and consultants of a Party must be bound by confidentiality obligations at least as protective to the other Party’s Confidential Information as the terms set out in Article 10. The Project Team shall:

(i) provide a forum for, and facilitate, communications between the Parties with respect to the Manufacture and supply of Products and provision of Services by the Supplier hereunder;

(ii) have operational responsibility for coordinating the performance of SOWs or Purchase Orders;

(iii) discuss and propose, but not approve, the content and budget of SOWs and amendments thereto; and

(iv) be responsible for initial dispute resolution and if the Project Team is unable to resolve any dispute within [***] after initiating dispute resolution, either Project Manager may refer such dispute to the Joint Steering Committee for resolution.

(b) The Project Team shall hold meetings as often as the Project Managers agree is necessary during the Term. Project Team meetings may be held in person, or by tele- or video-conference, at such times and places as are agreed to by the Parties. All decisions of the Project Team will be made by consensus of the Project Managers, and any failure to agree will be referred to the Joint Steering Committee for resolution.

2.9 Limitations on Authority. Notwithstanding any provision to the contrary, neither the Joint Steering Committee nor the Project Team shall have any power (a) to amend or modify the provisions of this Agreement (which may only be amended or modified as provided in Section 11.8), (b) to waive compliance with this Agreement or (c) to make determination as

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

to whether a Party is in breach of this Agreement; and each Party shall retain the rights, powers and discretion granted to it under this Agreement, and no such rights, powers or discretion shall be delegated to or vested in the Joint Steering Committee or the Project Team.

2.10 Technical Support. Both Parties acknowledge that during the Term, Supplier may need temporary technical assistance or support by HMI to facilitate Supplier’s Manufacturing of the Products. [***].

2.11 Technology Transfer. Upon the occurrence of any of the events set forth under Section 2.11(a), the Joint Steering Committee shall promptly agree upon a plan and timeline for a customary manufacturing technology transfer (“Technology Transfer Plan”) within [***] following the occurrence of the applicable event. Without limiting the foregoing, such an event shall be deemed to have occurred upon delivery of any written notice of termination under Section 6.3.

(a) Supplier shall promptly, in accordance with the Technology Transfer Plan, transfer all Know-How under Supplier’s Control (and that is not already in HMI’s possession) that is necessary or actually used by Supplier to Manufacture and supply the Products, for enabling, with respect to events set forth in clauses (i), (ii) and (iv) below, collectively [***] Alternate Manufacturer [***] per Product (for purposes of this Section 2.11(a), an applicable [***] unless otherwise agreed by the Parties in writing), and with respect to event set forth in clauses (iii) and (v), up to [***] Alternate Manufacturers per Product, to Manufacture or have Manufactured the Product(s) by such Alternate Manufacturer (“Technology Transfer”), if one or more of the following events has occurred: [***]. If a Technology Transfer is effected in the case of clause (ii) or (iii) or (v), [***] pursuant to Sections 2.3(a) and 3.1 on an aggregate basis, shall continue to apply; for clarity, if a Technology Transfer is effected in the case of clause (i) with respect to a given Product, the [***] no longer apply to such Product, and the Joint Steering Committee shall promptly discuss and agree on the [***] for the unaffected Products; and, for clarity, if a Technology Transfer is effected in the case of clause (iv), [***].

(b) The Alternate Manufacturer(s), regardless of cause for the Technology Transfer, shall be bound by confidentiality obligations in writing no less stringent than those set forth in ARTICLE 10 and have sufficient process and safeguard in place to protect Supplier’s Confidential Information and manufacturing technologies.

(c) Notwithstanding the foregoing, the Technology Transfer Plan shall set forth the maximum number of full time employee (“FTE”) hours that Supplier’s personnel shall be required to provide in the performance of such transfer activities. [***].

(d) To effect a Technology Transfer, Supplier shall transfer to HMI, to the extent not already in HMI’s possession, copies of any physical embodiment of any and all such Know-How (including without limitation quality control documents, quality assurance documents and testing and release documents, equipment specifications and detailed drawings for equipment), that are necessary for or used by Supplier to Manufacture the Product(s). Such transfer shall be achieved by the delivery of material documents, to the extent such Know-How is embodied in such documents, and to the extent that such Know-How is not fully embodied in such documents, to effect the foregoing, Supplier shall make available its and its Affiliates’

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

appropriately qualified employees and agents, and appropriately qualified employees and agents of its Third Party suppliers/vendors, to the extent Supplier has the right to make such Third Party supplier/vendor employees and agents available, in each case who have sufficient knowledge of such Know-How in addition to that embodied in documents available to HMI, for interviews and discussions with, demonstrations to and training of HMI’s employees at Supplier’s Facility(ies). If HMI engages an Alternate Manufacturer to Manufacture a Product, subject to the Technology Transfer Plan, Supplier shall use commercially reasonable efforts to effect the transfer of Know-How applicable to such Product to such Alternate Manufacturer. Supplier shall reasonably respond to HMI’s questions via telephone or e-mail raised from time to time with respect to the Know-How and its use thereof that is necessary to effect the intent of the Technology Transfer.

2.12 Alternate Manufacturer. Prior to selecting a Third Party as an Alternate Manufacturer, HMI will confer with Supplier and reasonably consider Supplier’s comments with respect thereto, including with respect to any concerns regarding protection of Know-How to be transferred to such Third Party for manufacturing the relevant Product(s). Following a Technology Transfer to the applicable Alternate Manufacturer(s), HMI shall not, and shall not permit the applicable Alternate Manufacturer(s) to, further transfer to any other CMO the transferred Know-How so as to enable such other CMO to Manufacture any applicable Product(s), provided that the foregoing restriction on transfer of Know-How shall not apply to CMO(s) that HMI may engage to Manufacture a Commercial Product pursuant to Section 2.3(b) or Section 2.3(c).

ARTICLE 3
PURCHASE TERMS - DELIVERY - QUALITY CONTROL

3.1 Forecasts.

(a) On the Effective Date, HMI shall provide a [***] forecast to Supplier for [***] consistent with the Annual Purchase Minimums and the Demand Based Purchase Minimums in a form substantially similar to the exemplary forecast in Exhibit B, specifying the [***] forecasted number of Batches of Drug Substance and number of Batches of Drug Product and the [***] forecast for Services, subject to and consistent with the Initial SOW Plan and the Joint Steering Committee’s initial direction for Services to be provided prior to final agreement on the Initial SOW Plan.

(b) No later than [***], HMI shall provide a [***] forecast for the next [***] (the “[***] Forecast”), provided that such [***] forecast shall not in any event include any time period beyond [***] and shall not be binding or otherwise relied upon by either Party beyond the expiration of the Term. The [***] of each [***] Forecast (except for Services that are forecasted to first commence in [***]) shall be binding on both Parties (the “Binding Forecast”), and the [***] of each [***] Forecast will be consistent with the Annual Purchase Minimums and the Demand Based Minimums or up to [***] higher than the Annual Purchase Minimums (or in the case of Drug Product Batches, [***] higher than what was forecast for such [***] in the [***]) in which case Supplier would use commercially reasonable efforts to meet such excess demand. To calculate the foregoing deviation, any forecasted number of Batches of Drug Substance and number of Batches of

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Drug Product shall be based on whole Batches (as no partial Batches would be supplied), and if such updated [***] Forecast would exceed the [***] upper limit due to the requirement that HMI purchase whole Batches, the Supplier would use commercially reasonable efforts to supply such additional whole Batch if requested by HMI.

(c) If HMI’s Purchase Order or SOW calls for a lesser number of Batches of Drug Substance or Drug Product or value of Services, as applicable, than set forth in the Binding Forecast, then Supplier shall use commercially reasonable efforts to utilize the unused capacity that would have been used to Manufacture Products or provide Services, as applicable, to Manufacture other products or provide services for other customers of Supplier, and HMI shall only be liable to Supplier for, [***] that are actually incurred by Supplier in reliance on the Binding Forecast but are not used in the Manufacture of products or performance of services to HMI or other customers.

3.2 Purchase Orders and SOWs.

(a) All orders for Products must be received in writing and include (i) the number of Batches of the Drug Substance, (ii) the number of Batches of the Drug Product, (iii) for each Batch of Drug Product ordered, the number and identity of Batches of the applicable Drug Substance to be used, (iv) delivery terms, (v) type and amount of HMI Raw Materials to be provided to Supplier, and (vi) the applicable Drug Substance Batch Price and Filling Price, as applicable (each a “Purchase Order”). The first Purchase Order shall be submitted within [***] after the Effective Date and cover the Products to be supplied to HMI over the first [***] of the first [***] Forecast. All subsequent Purchase Orders shall be sent by HMI in writing to Supplier monthly at least [***] before the date upon which Manufacture of the applicable Batch of Drug Substance or Drug Product is expected to be initiated. Any terms or conditions in a Purchase Order that conflicts with this Agreement shall be null and void. Supplier shall confirm in writing within [***] after receipt of each Purchase Order that is consistent with Section 3.1 its acceptance of such Purchase Order, which shall be then considered a firm order (“Firm Order”). [***] period, the Purchase Order shall be deemed accepted by Supplier and thereby a Firm Order, provided that it is consistent with Section 3.1.

(b) Supplier shall provide the Services in accordance with the Initial SOW Plan and individual SOWs. Any Services not covered by the Initial SOW Plan will be performed under individual SOWs. For individual SOWs, upon HMI’s request, Supplier will prepare and provide HMI with a draft SOW for review and comment, and such SOW will be binding if the Parties agree upon and sign the SOW, provided that Supplier will not be obligated to begin providing Services under any such SOW any sooner than [***] after the last signature date of such SOW. In the event a Party wishes to amend an SOW, such Party will identify the work under such SOW it wishes to be amended, added or terminated in writing and Supplier will provide a draft change order to HMI for review. Once the Parties have agreed on the draft change order, such change order will be signed by both Parties and the applicable SOW shall be deemed amended in accordance with such change order.

3.3 Orders. Supplier will accept and supply the number of Batches of Drug Substance and/or Drug Product ordered by HMI in Purchase Orders (and which will therefore be Firm Orders) that comply with the number of Batches of Drug Substance and the number of Batches

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

of Drug Product, as applicable, stated in the applicable Binding Forecast and other terms of this Agreement. With respect to a Drug Substance or a Drug Product, Supplier [***] additional number of Batches of such Drug Substance or Drug Product that exceeds no more than [***] of the number of Batches of such Drug Substance or Drug Product stated in the applicable Binding Forecast for the applicable period; provided that Supplier then has available resources and capacity to supply such excess number of Batches of Drug Substance or Drug Product. To the extent HMI’s Purchase Order exceeds such forecasted number of Batches of the applicable Drug Substance or Drug Product by more than [***] for the applicable period, Supplier shall have no obligation to accept the Purchase Order for such excess number of Batches of such Drug Substance or Drug Product. It is understood that Supplier shall not be obliged to deliver such excess number of Batches of Drug Substance or Drug Product until Supplier has agreed to do so in writing by its acceptance of Purchase Orders specifying such excess number of Batches of Drug Substance or Drug Product. Subject to the foregoing, Supplier shall meet the delivery dates and the number of Batches of the applicable Drug Substance or Drug Product indicated in HMI’s Firm Order. Subject to Section 3.8(b), if any circumstances occur that could reasonably result in any delivery delay or variation in the number of Batches of any Drug Substance or Drug Product supplied, Supplier shall immediately inform HMI thereof in sufficient detail for HMI to assess the likelihood that such delivery delay or variation in the number of Batches of Drug Substance or Drug Product will [***]. The Joint Steering Committee will discuss and identify appropriate measures to address the shortage and/or delay and Supplier will [***]. Notwithstanding the foregoing two sentences, Supplier [***] the number of Batches of Drug Substance and/or Drug Product order in Purchase Orders in the event the potential shortage and/or delay is the result of HMI’s failure to provide the HMI Raw Materials necessary for the initiation or completion of the applicable Purchase Order in accordance with Section 3.4. If HMI reasonably anticipates a failure to timely provide HMI Raw Materials necessary for the initiation or completion of a Purchase Order, it shall promptly notify Supplier via the Project Team, and the Parties shall discuss in good faith and agree on appropriate solutions, and if the solutions mutually agreed upon require Supplier to obtain alternative sources of HMI Raw Materials, [***].

3.4 Raw Materials.

(a) On a Product-by-Product, Purchase Order-by-Purchase Order and/or SOW-by-SOW basis, HMI shall provide to Supplier certain HMI Raw Materials that are necessary for the Manufacture of Products or the performance of Services. In the event where HMI specifies in a Purchase Order or an SOW that a Product shall be made or that certain Services shall be performed using certain HMI Raw Materials (as applicable), HMI will deliver the amount of HMI Raw Materials that is reasonably expected to be necessary for the initiation of such Purchase Order or SOW at least (a) [***] before the expected production start date for the relevant Product Batch or (b) [***] before the expected start date for the relevant Services, and HMI shall further deliver any remaining amount of the HMI Raw Materials that is necessary for the completion of such Purchase Order (including in connection with any replacement of Products in accordance with the terms hereof) or such SOW. HMI shall be responsible for sourcing and qualifying the suppliers for all HMI Raw Materials, and HMI will provide Supplier with access to written confirmation of release for each item of the HMI Raw Materials, and upon Supplier’s request in writing,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Certificates of Analysis if applicable. [***]. Supplier may not use the HMI Raw Materials for any purpose other than to Manufacture Products and to perform Services for HMI.

(b) Any raw material necessary for the Manufacture of Product or the performance of Services that is not provided by HMI to Supplier as HMI Raw Material is the responsibility of Supplier. Unless otherwise specified herein, all Supplier-sourced materials and consumables shall be [***]. It is acknowledged that pursuant to the Contribution Agreement, HMI shall have contributed certain assets, including certain raw materials necessary for the Manufacture of Product, to Supplier at or prior to the Effective Date. With respect to up to [***] Batches (i.e., [***]) of Drug Substance of Named HMI Product(s) supplied hereunder, if the raw materials contributed by HMI under the Contribution Agreement are of sufficient quantity and suitable for the Manufacture of such Batches of Drug Substance of Named HMI Products, [***]. For purposes of this Section 3.4(b), raw materials are “suitable” if as of the time of initiation of the Manufacture of the applicable Batch of Drug Substance, such raw materials conform in all material respects to the applicable specifications and quality standards for each item of such raw materials set forth in the Quality Agreement (as applicable), and with cGMP. For clarity, for any subsequent Batches of Drug Substance after [***], (i.e., [***]) supplied hereunder, [***] in accordance with Section 5.1 regardless of Supplier’s utilization of any amount of suitable raw materials or other assets contributed to Supplier pursuant to the Contribution Agreement.

(c) All HMI Raw Materials will be provided [***] to Supplier.

(d) For clarity, the Drug Substance Batch Price and the Filling Price shall exclude [***].

(e) It is understood and agreed that Supplier-sourced materials may require a longer time period to acquire or procure the supply thereof and accordingly will be purchased by Supplier based on the applicable [***] Forecast; and in the event the number of Batches of any Drug Substance or Drug Product set forth in a Binding Forecast is lower than the number of Batches for such Drug Substance or Drug Product set forth in the applicable [***] Forecast that was first submitted by HMI for the applicable period, HMI shall reimburse Supplier for the non-cancellable portion of the Supplier-Sourced Material [***] directly attributable to such deviation; provided that Supplier shall use its commercially reasonable efforts to utilize or store for later use the excessive portion of the Supplier-sourced materials to mitigate such costs to HMI.

3.5 Delivery.

(a) All Batches of Drug Product shall be delivered by Supplier [***] or delivered to the applicable warehouse or storage location at the Facility or such other location as is agreed by the Parties in writing and set forth in the applicable Purchase Order. [***]. Each delivery of the Drug Product shall be accompanied by a Certificate of Analysis and any other documentation set forth in Section 4.5 of the Quality Agreement. Risk of loss or damage to Drug Product shall pass to HMI [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(b) A Batch of Drug Substance shall be deemed to have been delivered by Supplier [***] or delivered to the applicable warehouse or storage location at the Facility or such other location as is agreed by the Parties in writing and set forth in the applicable Purchase Order upon the Manufacturer’s Release thereof. [***] risk of loss or damage shall pass from Supplier to HMI [***].

(c) The Project Team shall discuss and determine the logistics and procedures for the Manufacturer’s Release of Drug Substance and the delivery of Drug Product for the period when the manufacturing Facility is physically located in the same building as HMI.

3.6 Supply Capacity. [***] pursuant to this Agreement at [***], as necessary, to Manufacture Products for HMI in accordance with the [***] and to provide Services as set forth in the [***]. The Joint Steering Committee will periodically discuss [***] Manufacture of Products and provision of Services for HMI.

3.7 Storage. During the Term, HMI is entitled to request the Supplier to store an inventory of up to [***] supply of each Product in the form designated by HMI (e.g., as Drug Substance or Drug Product, on a Product-by-Product basis), [***], based on the then-current Binding Forecast, on a first-expiry first-out basis and if so requested, the Parties will negotiate in good faith and enter into an SOW covering such storage. Subject to the applicable SOW, [***] of the applicable Drug Substance or delivery of the applicable Drug Product and Supplier will provide to HMI, upon written request, an inventory status report setting forth the number of Batches of the Drug Substance and Drug Product and dating of each Batch of such Drug Substance and Drug Product stored by Supplier.

3.8 Supply Shortage.

(a) In the event the Joint Steering Committee has mutually agreed upon an Improvement Plan with respect to a Product pursuant to Section 2.7(b), Supplier shall use its commercially reasonable efforts to implement such Improvement Plan.

(b) The Parties acknowledge and agree that the yield on any Batch of Product may vary based on the nature of the Product and Manufacturing technology used therefor. With respect to a Product, promptly after the Manufacture of the [***] Batch of Drug Substance or the [***] Batch of Drug Product, in each case at the Facility whether Manufactured by HMI prior to the Effective Date or by Supplier after the Effective Date, the Parties shall discuss (via the Joint Steering Committee) in good faith [***] by the Joint Steering Committee [***].

(i) [***].

(ii) [***].

(iii) [***].

(c) [***]. If Supplier experiences capacity constraints for any reason, including due to a Force Majeure Event or shortage of a Supplier-sourced materials, Supplier shall [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

ARTICLE 4
QUALITY

4.1 Quality Agreement. The Parties shall enter into a Quality Agreement on or before the closing date under the Contribution Agreement.

4.2 Non-Conformance with Product Specifications and Defects.

(a) Without limiting Sections 2.3(a)(iv) and 2.11, [***].

(b) HMI shall notify Supplier in writing of any Patent Defects in a Batch of cGMP Product (including by way of inspection or examination of the Certificate of Analysis, batch records or any other documentation required to be provided with each delivery of the Products) within [***] of delivery of the relevant Batch of cGMP Product.

(c) HMI shall notify Supplier of any Latent Defects in a Batch of cGMP Product within [***] after becoming aware of such Latent Defect.

(d) Subject to Section 4.2(e), (i) solely with respect to Defect(s) [***], Supplier shall replace the Defective Product(s) [***] as promptly as practical and in any case initiate the replacement within [***] after notice is provided under Section 4.2(b), and if Supplier does not, or is unable to initiate a replacement within such period, then [***]; and (ii) if the Defect(s) are not caused by [***], Supplier shall replace the Defective Product(s) upon HMI’s request and [***] within a timeline reasonably agreed to between the Parties; provided that Supplier shall have the capacity to Manufacture such replacement.

(e) In the event of an alleged Defect, Supplier will investigate the cause for such Defect in accordance with the Quality Agreement. If Supplier disputes that there is a Defect or that the Defect [***] based on its investigation, the Parties shall investigate the dispute in accordance with the Quality Agreement, including any quality assurance and compliance activities that have been established and mutually agreed upon by the Parties to detect or measure parameters of such Defect(s). A copy of the investigation report delivered in accordance with the Quality Agreement (if applicable) shall be provided to the Project Team concurrently. If within [***] following the conclusion of such investigation, the Parties through the Project Team are unable to reach an agreement regarding (i) whether there is a Defect or (ii) the cause of the Defect, the matter may be referred by either Party to the Joint Steering Committee in accordance with Section 2.7. If the Joint Steering Committee is not able to resolve such dispute within [***], then, the Parties shall engage [***] to determine whether there is Defect and/or the cause of Defect, if applicable, [***]. The determination of [***] shall be final and binding on both Parties. [***]. If [***] determines that the Batch (or portion thereof) of cGMP Product is [***] Supplier shall replace the Defective Products as promptly as practical and in any case initiate the replacement within [***] of [***] determination, and if Supplier is unable to, or does not, initiate a replacement within such period, then [***]. HMI will be responsible for the destruction of the relevant Batch(es) (or portions thereof) of Products found to be Defective that are in HMI’s possession.

(f) If Supplier has [***] implement such remediation plan in a timely manner.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

ARTICLE 5
PRICES – INVOICING - PAYMENTS

5.1 Drug Substance Supply Price. With respect to a Drug Substance, the price for each cGMP Batch of such Drug Substance will be the sum of [***] (collectively, the “Drug Substance Supply Price”). The Parties agree to negotiate in good faith a reasonable discount to the Drug Substance Batch Price for engineering/reference Batches of Drug Substance that are not intended to be or required to be cGMP compliant.

5.2 Drug Product Filling Price. With respect to a Drug Product, the price for each Batch of such Drug Product will be the sum of [***]. For clarity, the Filling Price for a Drug Product shall not include the cost of the Drug Substance that is used or consumed in the Drug Product Manufacturing process.

5.3 Supply Price Determination and Adjustments.

(a) Prior to HMI’s submission of the first Purchase Order for a Drug Substance that is an Other HMI Product, HMI shall provide reasonable advance notice to Supplier with description of the applicable Process and materials required for the Manufacture of such Drug Substance in sufficient detail for Supplier to determine the applicable Drug Substance Batch Price. Subject to Section 5.3(c), Supplier shall, at its sole discretion, determine and notify HMI of the Drug Substance Batch Price for such Drug Substance; provided that such Drug Substance Batch Price shall be [***]. For avoidance of doubt, neither Party is obligated under this Agreement to accept the price proposed by the other Party for any Other HMI Product.

(b) No later than [***] prior to the beginning of each calendar year after the Effective Date, Supplier shall be permitted, on an annual basis, to increase the Drug Substance Batch Prices or Filling Price by written notice to HMI, which price increase shall become effective as of [***]; provided that such year-to-year increase in Drug Substance Batch Price for a Drug Substance or the Filling Price for a Drug Product shall not exceed [***]; provided further, that such price increase shall not apply to any Firm Orders, whether outstanding or fulfilled as of the effective date of such increase.

(c) Notwithstanding the foregoing, Supplier shall review the prices for Products charged to HMI as soon as [***].

5.4 Development Services Prices.

(a) The prices for the Services for calendar year 2022 shall be the Services fees set out in the Initial SOW Plan, which shall be paid in equal monthly installments. The prices for all Services set out in individual SOWs will be paid based on [***], in each case incurred in connection with the performance of the applicable Services.

(b) For calendar year 2023, the FTE Rate for the Services to be provided shall be [***] (which is calculated based on an hourly rate of [***] and [***] per year per FTE). No later than [***] prior to the beginning of calendar year 2024 and each calendar year thereafter, Supplier shall be permitted, on an annual basis, to increase the then-current FTE

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Rate by written notice to HMI, which price increase shall become effective as of January 1 of such calendar year; provided that such year-to-year increase in FTE Rate shall not exceed [***].

(c) Notwithstanding the foregoing, the FTE Rate paid by HMI for the Services [***].

5.5 Invoices. For all payments due under this Agreement, Supplier shall provide HMI with an invoice for the amount due.

(a) Unless otherwise agreed by the Parties, (i) during the term of the Initial SOW Plan, HMI shall pay the [***] Services fees set forth in Section 5.4(a) on a monthly basis, upon receipt of the applicable invoice; and (ii) with respect to any Services performed under an individual SOW, in accordance with the payment schedule set out in the applicable SOW.

(b) The Drug Substance Batch Price for each Batch of the Drug Substance Manufactured under this Agreement shall be due as follows: (i) [***]; (ii) [***]; and (iii) [***].

(c) The Filling Price for each Batch of the Drug Product Manufactured under this Agreement shall be due as follows: (i) [***]; and (ii) [***].

(d) Supplier shall issue invoices for any fees and charges when due under Sections 5.5(a) through 5.5(c), and shall issue monthly invoices to HMI for any other cost and additional charges due under this Agreement [***] payments under Sections 5.5(a) through 5.5(c). Invoices shall be sent to the HMI invoice mailbox as outlined in the Purchase Order or SOW. Each invoice shall set forth in reasonable detail the amounts payable by HMI under this Agreement and contain the following information, as applicable: Supplier’s name, associated Purchase Order or SOW reference number, HMI contact name, the applicable Drug Substance Batch Price, Filling Price or Service fees, [***] in connection therewith. HMI shall promptly notify the Supplier if it determines that any invoice or related document is inaccurate or incorrectly submitted to HMI, but in any event no later than the payment due date of the invoice. HMI may withhold from an invoice any portion of the invoiced amount that is disputed in good faith, but shall pay the undisputed portion before the payment deadline for such invoice. Other than disputes resolved under Section 4.2, the Parties shall seek to resolve any invoice disputes expeditiously and in good faith in accordance with the dispute resolution provisions set forth in Section 11.15. Any payment by HMI of an invoice is not an acceptance of the terms of said invoice to the extent it is inconsistent with the terms and conditions of this Agreement, or any nonconforming element of the related Batch of Product.

5.6 Payment. Except for any amounts disputed by HMI in good faith, Supplier’s accurate and correctly submitted invoices will be payable within [***] following HMI’s receipt of Supplier’s invoice. Any payment by HMI will not be deemed acceptance of the Products or waive HMI’s right to inspect the delivered Products. HMI shall make all payments under this

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Agreement in United States dollars by check, wire transfer or automated clearing house in accordance with the instructions as stated on the applicable invoice.

5.7 [***].

5.8 Late Payments. Any late payments due hereunder shall bear interest at an annual rate equal to the [***] of (a) [***] and (b) the highest rate permitted by Applicable Law, in each case, calculated based on the number of days such payment is delinquent from the date originally due as provided in Section 5.6, [***].

5.9 No Setoff. All payments required to be made by either Party hereunder shall be calculated without reference to any set off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set off or counterclaim.

5.10 Taxes. All amounts due to Supplier under this Agreement:

(a) are exclusive of any value added taxes, goods and services taxes, sales taxes, consumption taxes and other similar indirect taxes imposed with respect to, or as a result of, such amounts due to Supplier under this Agreement (“Indirect Taxes”). HMI (or its assignee) shall be responsible for the payment of any such Indirect Taxes and shall pay to the Supplier for remittance by the Supplier to the appropriate taxing authority (or, if required by Applicable Law, directly to the appropriate taxing authority) the amount of any such Indirect Taxes. Supplier shall provide to HMI all customary receipts for payment of such Indirect Taxes and reasonably cooperate with HMI in making applications for and securing any available exemptions or reductions of Indirect Taxes reasonably available;

(b) shall be made free and clear of, and without, any deduction or withholding on account of taxes, except to the extent such taxes are required to be withheld under Applicable Law. If Applicable Law requires withholding by HMI (or its assignee) with respect to any payments made to Supplier under this Agreement, such taxes shall be deducted by HMI (or its assignee, if applicable) as required by Applicable Law and timely remitted to the proper tax authorities, and if HMI changes its domicile to a country where withholding tax is required by Applicable Law or if HMI assigns this Agreement to any Person that resides in a country where withholding tax is required by Applicable Law, then HMI or its assignee, as applicable, or their respective assignee, shall make an additional payment to Supplier such that Supplier receives, after deduction and withholding of taxes from such payment, including any additional amount, an amount equal to the amount it would have received absent any such deduction and withholding. HMI (or its assignee) shall furnish official receipts of payment of any withholding tax to Supplier as evidence of its remittance of any amounts required to be withheld in respect of any payments (including additional amounts payable under this Section 5.10(b)). The Parties shall cooperate to ensure that any withholding taxes imposed are reduced to the extent legally permissible under the provisions of any relevant tax treaty or other Applicable Law, which cooperation shall include providing assistance with the completion of any required forms; and

(c) Supplier shall provide to HMI as properly executed, correct and complete Internal Revenue Service Form W-9 promptly after the Effective Date.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

ARTICLE 6
TERM AND TERMINATION

6.1 Initial Term. This Agreement shall be effective from the Effective Date, and shall, unless terminated earlier under the provisions of Article 6, continue until [***].

6.2 Term Extension. The Initial Term may be renewed for [***] if HMI provides written notice of renewal to Supplier at least [***] prior to the expiration date of the Initial Term (the Initial Term and if applicable, such additional [***] term, the “Term”). If the Initial Term is renewed pursuant to this Section 6.2, the terms and conditions of this Agreement during the extended Term will be the same as the terms in effect during the Initial Term, including HMI’s forecast obligations pursuant to Sections 2.3(a) and 3.1, respectively, unless otherwise agreed by Parties in writing; provided, however, that notwithstanding the foregoing, such same terms shall not include any obligation by HMI to commit to any Annual Purchase Minimums, Demand Based Purchase Minimums, or [***] Forecast, in each case, to the extent covering any period beyond expiration of such additional [***] term.

6.3 Termination.

(a) After the Initial Term, HMI may, at its option, terminate this Agreement in its entirety or on a Product-by-Product basis at any time and for any reason by giving prior written Notice of termination to Supplier. Termination will be effective [***] after the date Supplier receives such termination Notice. If such termination would become effective prior to the expiration of the Term, HMI shall pay to Supplier [***].

(b) Either Party may terminate this Agreement in its entirety for cause by providing written termination Notice to the other Party:

(i) subject to Section 4.2, if the other Party is in material breach of its representation, warranty or covenant under this Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured by the breaching Party within a commercially reasonable period of time under the circumstances, in no case exceeding [***] following breaching Party’s receipt of the non-breaching’s written notice of such breach, provided that if (1) such breach cannot be cured within the [***] period, (2) the breaching Party provides a notice to the non-breaching Party indicating the same, (3) delivers a plan to cure such breach to the non-breaching Party, and (4) cures the breach complained of within [***] following the expiration of the [***] period, then this Agreement shall continue in full force and effect; or

(ii) if the other Party becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; makes or seeks to make a general assignment for the benefit of its creditors; or applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

of competent jurisdiction to take charge of or sell any material portion of its property or business, in each case above, that is not discharged within [***] thereafter.

Any termination under this Section 6.3(b) will be effective on the other Party’s receipt of the first Party’s written termination Notice or such later date (if any) set forth in such termination Notice.

6.4 Change of Control of Supplier or HMI. In the event of Change of Control of either Party, the terms of this Agreement shall continue with both Parties being obligated to perform under the original terms of this Agreement. If modification of this Agreement is desired by either Party after the Change of Control, the Parties shall discuss in good faith to come to mutually agreed upon modified terms. If a written amendment is not reached by the Parties, the original terms of this Agreement shall continue to govern.

6.5 Effect of Expiration or Termination. Immediately upon the effective date of termination:

(a) Subject to performing any necessary wind-down activities Supplier shall promptly terminate all performance under this Agreement and under any outstanding Purchase Orders and SOWs unless directed otherwise by HMI, provided that HMI shall pay to Supplier (i) Supplier’s costs actually incurred towards partially completed Services or unfinished Products or that will be incurred by Supplier during the remainder of the Term and are not cancellable, (ii) reasonable costs associated with necessary wind-down activities, and (iii) only in the event of a termination by Supplier pursuant to Section 6.3(b), [***].

(b) Supplier shall transfer title and deliver to HMI all Products Manufactured prior to the effective date of termination that were made in accordance with the Product Specifications, Purchase Order, the Quality Agreement and Applicable Law.

(c) Expiration or termination of this Agreement will not affect any rights or obligations of the Parties that come into effect as of or prior to termination of this Agreement or expiration of the Term; or otherwise survive the expiration or early termination of this Agreement, and were incurred by the Parties prior to such expiration or early termination.

(d) The licenses granted by HMI to Supplier under Section 8.2(a) shall terminate, and the licenses granted by Supplier to HMI under Section 8.2(b) shall become perpetual.

(e) Each Party shall:

(i) return to the other Party all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on the other Party’s Confidential Information;

(ii) permanently erase all of the other Party’s Confidential Information from its computer systems, except for copies that are

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

maintained as archive copies on its disaster recovery and/or information technology backup systems or otherwise required to comply with cGMP or Applicable Law. Each Party shall destroy any such copies upon the normal expiration of its backup files; and

(iii) upon the other Party’s written request, certify in writing to such other Party that it has complied with the requirements of this Section 6.5(e).

(f) Supplier shall be responsible for all cleanup and remediation of the Facility(ies) and removal and decommissioning of all materials and equipment therein used for Manufacturing Products, except for liabilities that are not assumed by Supplier pursuant to the Contribution Agreement, which shall remain as HMI’s liabilities as between the Parties.

(g) Except as otherwise provided herein, neither Party, will be liable to the other Party for any damages of any kind (whether direct or indirect) incurred by the other Party solely arising out of the expiration or earlier termination of this Agreement. However, termination of this Agreement will not constitute a waiver of any of the terminating Party’s rights or remedies under this Agreement, at law, in equity or otherwise.

6.6 Survival. In addition to the survivability of certain provisions of this Agreement as expressly set forth herein, the following provisions shall survive in the event of expiration or termination of this Agreement for any reason: Sections 4.2(a) through (e), 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 6.3, 6.5, 6.6, 7.3, 7.5, 7.6, 8.1, 8.2, 9.1, 9.2, 9.3, 9.4, 9.5(g), 9.6, 9.7, 9.8, 9.9, 9.10, and 9.11 and Articles 1, 8, 10 and 11 and such other provisions hereof as are required for the interpretation or enforcement of those Sections, and any other provisions that, as apparent from their terms in the context of this Agreement, are intended to survive termination or expiration of this Agreement.

ARTICLE 7
REGULATORY OBLIGATIONS - AUDITS

7.1 Subject to the terms of the Quality Agreement, Supplier shall Manufacture the Products in accordance with cGMP and all Applicable Law.

7.2 Supplier undertakes that the equipment and portion of the Facility(ies) under Supplier’s ownership used to Manufacture the cGMP Products will meet the requirements of the Quality Agreement, cGMP appropriate to the phase of Product development and of all Applicable Law, except for liabilities that are not assumed by Supplier pursuant to the Contribution Agreement, which shall remain as HMI’s liabilities.

7.3 Supplier shall provide access to Governmental Authorities and cooperate fully with such authorities for any matter involving the Products supplied to HMI. Such access will occur upon reasonable advance notice during normal business hours unless otherwise required by Governmental Authorities. Supplier shall also [***] provide such access to and cooperation with the Governmental Authorities [***] with the Governmental Authorities, [***]; provided that Supplier shall not be in breach of this Agreement or the Quality Agreement in the event that such [***]. Notwithstanding the foregoing two sentences, [***]. Supplier shall

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

immediately notify HMI upon receipt of notice from a Governmental Authority for an inspection of Supplier’s Facilities where the Manufacturing of Products or Services are being performed, or in the event of an unannounced inspection, Supplier shall provide immediate notice if possible and permissible to the extent such inspection relates to the Manufacturing of Products or performance of Services. If permitted by the Governmental Authority, one Designee from HMI shall be permitted to be present on site where a Governmental Authority requests such attendance or where the audit or inspection is specific to a Product or Services but such Designee shall not participate in such audit or inspection. If Supplier receives any request by a Governmental Authority that requires a written response regarding the Products or Services, Supplier shall provide HMI a copy of such notice within [***] of Supplier’s receipt of the notice. Supplier shall provide HMI a draft of the response prior to the response being submitted to the Governmental Authority so as to provide HMI with a reasonable period of time in which to review and comment on the response, which comments Supplier, in good faith, shall consider and incorporate into the response to the extent such comments are appropriate and specific to a Product or Services and in accordance with the Quality Agreement.

7.4 Upon HMI’s prior request and upon at least [***] prior Notice and not more than [***], Supplier shall allow a maximum of [***] auditing Designees of HMI to inspect, during normal business hours, its facilities where the Products are Manufactured in order to observe operations related to Manufacture and testing thereof subject to Supplier’s standard operating procedures, and to review such of Supplier’s records relating to the Manufacture, safety, quality and regulatory control, release, storage, shipping and delivery of the Products as are relevant to confirm Supplier’s compliance with the Quality Agreement, [***]. From time to time during the Term, Supplier shall also allow a Designee of HMI (or person in plant), to observe operations related to Manufacture and testing of the Product at mutually agreed times; provided that HMI shall provide reasonable advance notice to Supplier together with the stated purpose of the observation. HMI’s Designee shall not have access to clean rooms during Manufacture but may view the Manufacture of the Product through video feed, viewing gallery or such other means of observation as Supplier may make available from time to time at the Facility. Any Designee attending the Facility pursuant this Section 7.4 may at Supplier’s sole discretion be required to enter into an appropriate confidentiality agreement with Supplier. Notwithstanding the foregoing, to the extent any material breach of the Quality Agreement is found by HMI, Supplier shall [***] prior written notice. In the event of a critical quality issue identified by Supplier or a Governmental Authority, Supplier will notify HMI in accordance with the Quality Agreement, and all forecasts (including, as applicable, Binding Forecast and each [***] Forecast) and outstanding Purchase Orders shall be appropriately reduced to omit quantities of the affected Product during the pendency of any such critical issue until the full resolution thereof.

7.5 Supplier shall have in place systems and procedures to facilitate rapid recalls related to the Products and shall inform HMI where Supplier believes that such a recall of Products or product made with Products is necessary. In such circumstances, the Parties shall consult with each other as to what decisions or actions may be required. The cost of such recall shall be borne (i) by Supplier in the event that such recall has arisen or resulted from any breach or negligence or willful misconduct or violation of Applicable Law of Supplier and (ii) by HMI in all other cases. HMI shall retain exclusive responsibility for all decisions and actions with

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

respect to any complaint, recall, market withdrawal or other corrective action concerning the HMI’s finished products unless otherwise appropriate or required by the relevant Governmental Authority.

7.6 If HMI is required to submit to a Governmental Authority information or data relating to a Product Manufactured by Supplier or to Services rendered by Supplier, for any reason including to seek or maintain marketing approval or to respond to an agency request for information, Supplier will promptly cooperate with HMI and provide to HMI all documentation, data and other information in Supplier’s possession as HMI may reasonably require and request for such submission or response to Governmental Authority to the extent in Supplier’s possession, custody or control. The cost of providing such information and cooperation shall be specified in an SOW and shall be borne by HMI.

ARTICLE 8
INTELLECTUAL PROPERTY

8.1 Ownership. HMI shall remain the sole owner of all right, title and interest in and to, or licensee of, as applicable, all HMI Intellectual Property Rights existing as of the Effective Date and shall solely own all HMI Intellectual Property Rights arising thereafter during the Term, and no right, title or interest therein is transferred or granted to Supplier except as expressly set forth in Section 8.2. Supplier shall remain the sole owner of all right, title and interest in and to, or licensee of, as applicable, all Supplier Intellectual Property Rights existing as of the Effective Date and shall solely own all Supplier Intellectual Property Rights arising thereafter during the Term, and no right, title or interest therein is transferred or granted to HMI except as expressly set forth in Section 8.2. Subject to the License and Patent Management Agreement, as between the Parties, HMI shall solely own all rights, title and interest in and to HMI-Owned Inventions and Supplier shall solely own all rights, title and interest in and to Supplier-Owned Inventions. Each Party shall cause its employees, consultants, agents, or independent contractors to so assign to such Party such person’s entire right, title and interest in and to the foregoing, and all intellectual property rights therein, and to take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required, as is necessary to enable such Party to fully effect the ownership of the foregoing, and intellectual property rights therein, as provided in this Section 8.1.

8.2 Licenses.

(a) Subject to the terms and conditions of this Agreement, HMI hereby grants to Supplier a non-exclusive, non-transferable, non-sublicensable (except as set forth in Section 2.5), royalty-free, limited license to use HMI Intellectual Property Rights solely for the purpose of Manufacturing the Products and performing the Services pursuant to the terms and conditions of this Agreement.

(b) Subject to the terms and conditions of this Agreement, Supplier hereby grants to HMI [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

8.3 Inventions. Supplier shall disclose promptly to HMI, in writing, any and all HMI-Owned Inventions conceived or created by or on behalf of Supplier. Supplier hereby assigns to HMI all of Supplier’s right, title and interest in and to HMI-Owned Inventions without any additional consideration. At HMI’s request and expense during and after the Term, Supplier shall provide HMI with reasonable assistance to perfect HMI’s ownership interest in HMI-Owned Inventions and in obtaining, securing, maintaining, and enforcing patents and other Intellectual Property Rights covering such HMI-Owned Inventions. HMI shall disclose promptly to Supplier, in writing, any and all Supplier-Owned Inventions conceived or created by or on behalf of HMI. HMI hereby assigns to Supplier all of HMI’s right, title and interest in and to Supplier-Owned Inventions without any additional consideration. At Supplier’s request and expense during and after the Term, HMI shall provide Supplier with reasonable assistance to perfect Supplier’s ownership interest in Supplier-Owned Inventions and in obtaining, securing, maintaining, and enforcing patents and other Intellectual Property Rights covering such Supplier-Owned Inventions. Each Party shall cause its employees, consultants, agents, or independent contractors to so assign to such Party such person’s entire right, title and interest in and to the foregoing, and all intellectual property rights therein, and to take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required, as is necessary to enable such Party to fully effect the ownership of the foregoing, and intellectual property rights therein, as provided in this Section 8.3.

8.4 Relationship with the License and Patent Management Agreement. Notwithstanding the foregoing, the Parties acknowledge and agree that in the event certain HMI-Owned Inventions and Supplier-Owned Inventions constitute Jointly Managed Patents under the License and Patent Management Agreement, the ownership of such HMI-Owned Inventions and Supplier-Owned Inventions shall be governed by Section 8.3 hereunder except for [***], and such Jointly Managed Patents shall be prosecuted, maintained, enforced and otherwise managed pursuant to Articles 3, 4, 5, 6, 7, 8, and 9 of the License and Patent Management Agreement.

ARTICLE 9
REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND LIABILITY

9.1 Mutual Representations and Warranties. HMI and Supplier each represents and warrants as follows:

(a) it has all requisite corporate power and authority to enter into this Agreement and each Purchase Order and SOW and to carry out the transactions contemplated hereby and thereby;

(b) the execution, delivery and performance of this Agreement and each Purchase Order and SOW and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of such Party;

(c) this Agreement has been duly executed and delivered by such Party and (assuming the due authorization, execution and delivery hereof by the other party) is a valid

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

and binding obligation of such Party, enforceable against it in accordance with its terms; and

(d) its entry into this Agreement does not violate or constitute a breach of any of its existing contractual obligations with Third Parties as of the Effective Date.

9.2 Product Warranty. Assuming the accuracy of the representations and warranties in Section 9.3, Supplier warrants to HMI that:

(a) on the date of delivery in accordance with Section 3.5, each of the cGMP Product Manufactured and supplied hereunder will:

(i) conform in all material respects to the Product Specifications;

(ii) conform with the quality standards in the Quality Agreement; and

(iii) have been Manufactured in compliance with all Applicable Law, including without limitation 21 U.S.C. §§ 351(a)(2)(B); and

(b) each Batch of Product will be conveyed by Supplier to HMI with good title, free and clear of all liens, security interests, and other encumbrances;

(for each Product, the “Product Warranty”).

9.3 Raw Materials Warranty. HMI warrants to Supplier that:

(a) on the date of delivery of HMI Raw Materials at the Facility(ies), the HMI Raw Materials will:

(i) conform in all material respects to the HMI Raw Materials specifications; and

(ii) conform with the quality standards for each item of HMI Raw Materials in the Quality Agreement, as applicable; and

(b) each HMI Raw Material will be conveyed by HMI to Supplier with good title, free and clear of all liens, security interests, and other encumbrances;

(the “HMI Raw Materials Warranty”).

9.4 Additional Terms. The Products Warranty and the HMI Raw Materials Warranty (a) inures to the benefit of HMI or Supplier, as applicable, and their successors and permitted assigns, and (b) may not be limited or disclaimed by HMI or Supplier, as applicable. HMI’s approval of Supplier supplied materials, consumables, Product Specifications or similar requirements will not be construed to relieve Supplier of any Product Warranties. Supplier’s approval of HMI Raw Materials will not be construed to relieve HMI of any HMI Raw Materials Warranties.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

9.5 Compliance. Supplier represents, warrants and covenants to HMI as follows:

(a) To Supplier’s knowledge, all employees and individual consultants and contractors engaged by Supplier or its Affiliates in the Manufacture of the Products and the performance of the Services (collectively, “Supplier Personnel”) are, and will continue to be, qualified and have, and will continue to have, sufficient technical expertise by directly applicable training, experience and supervision to perform Supplier’s obligations under this Agreement;

(b) Supplier and its Affiliates are licensed and permitted as necessary to Manufacture the Products and perform the Services, including performing cGMP Manufacturing, under all Applicable Law;

(c) all performance of Services by Supplier, its Affiliates, and Supplier Personnel will be performed in accordance with: (i) all Applicable Law; (ii) the terms and conditions of this Agreement, the Quality Agreement (if applicable); (iii) generally prevailing industry standards; and (iv) HMI’s written instructions, including without limitation SOWs;

(d) Supplier will [***];

(e) none of Supplier, its Affiliates, or to Supplier’s knowledge, any Supplier Personnel has been debarred, disqualified or banned by any governmental or Governmental Authority or is subject to a debarment proceeding, and Supplier and its Affiliates will not knowingly employ or contract with any person or entity that has been so debarred, disqualified or banned to perform any Manufacturing of Products or Services;

(f) To Supplier’s knowledge, all Supplier Personnel are, and will continue to be, under binding obligation (i) to assign to Supplier all inventions and Intellectual Property Rights therein that they develop or create in connection with this Agreement to Supplier and (ii) of confidentiality to Supplier that are substantially similar to or more stringent than the confidentiality obligations of Supplier to HMI under this Agreement;

(g) Supplier will maintain all records of Manufacture Products and performance of the Services under this Agreement and archive such records, if applicable, in accordance with cGMP, and Applicable Law, but in no case for less than a period of [***] following completion of a Purchase Order or SOW (completion period shall not include the period of any long-term stability study conducted by Supplier); and

(h) Supplier will [***] in providing Services, to the extent such equipment or materials are not provided or specified by HMI, in each case, under this Agreement.

9.6 Additional Representations and Warrants by HMI. HMI represents, warrants and covenants to Supplier as follows:

(a) To its knowledge, as of the Effective Date, there are no patents, trade secrets or other intellectual property or other proprietary rights of any Third Party related to the Manufacture of Products that would be violated, infringed, misappropriated or misused by Supplier’s performance of this Agreement; and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(b) It and its Affiliates shall comply with all Applicable Law in its performance under this Agreement.

9.7 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING THE PRODUCT WARRANTY), NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENTS OR KNOW-HOW, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE, AND NON-INFRINGEMENT OF ANY THIRD PARTY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT.

9.8 Indemnification.

(a) Subject to the terms and conditions of this Agreement, Supplier shall indemnify, defend and hold harmless HMI, its Affiliates, and their respective successors and assigns, and each of their respective Representatives (collectively, “HMI Indemnified Parties”) against any and all losses, damages, liabilities, costs, or expenses, including reasonable attorneys’ fees (collectively, “Losses”) in connection with suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising out of or resulting from:

(i) a breach of any of Supplier’s representations, warranties, obligations or covenants set forth in this Agreement (including the Product Warranty);

(ii) any bodily injury, the death of any Person, or damage to real or tangible personal property caused by the negligent acts or omissions of Supplier or any of its Representatives;

(iii) any grossly negligent or more culpable act or omission of Supplier or any of its Representatives (including any recklessness or willful misconduct) in connection with Supplier’s performance under this Agreement;

(iv) [***] or

(v) any failure by Supplier or any of its Representatives to comply with any Applicable Law.

Notwithstanding the foregoing, Supplier’s obligations under this Section 9.8(a) to indemnify the HMI Indemnified Parties will not apply to the extent any Losses of a HMI Indemnified Party arises out of any of the bases for indemnification described in Section 9.8(b).

(b) Subject to the terms and conditions of this Agreement, HMI shall indemnify, defend and hold harmless Supplier and its Affiliates, and their respective successors and assigns, and each of their respective Representatives (collectively, “Supplier Indemnified

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Parties”) against any and all Losses in connection with Third Party Claims arising out of or resulting from:

(i) breach of any of HMI’s representations, warranties, or covenants set forth in this Agreement;

(ii) any grossly negligent or more culpable act or omission of HMI or any of its Representatives (including any recklessness or willful misconduct) in connection with HMI’s performance under this Agreement;

(iii) any bodily injury, the death of any Person, or damage to real or tangible personal property caused by the negligent acts or omissions of HMI or any of its Representatives;

(iv) use of the Product Manufactured pursuant to this Agreement including in any clinical trials;

(v) the Manufacture of Products or provision of Services under HMI’s instructions or directions under this Agreement;

(vi) any actual or alleged infringement, misappropriation or violation of any Third Party intellectual property by (A) use of the tangible materials that are provided by HMI (including HMI Raw Materials), (B) the practice of a Process specified by HMI to use in the Manufacture of Products, or (C) the conduct of any clinical trials utilizing the Product Manufactured pursuant to this Agreement, except to the extent arising from the use of any compositions or methods developed by Supplier and used to supply such Product that are not provided or specified by HMI; or

(vii) any failure by HMI or any of its Representatives to comply with any Applicable Law, including in the event HMI’s instructions or directions to Supplier with respect to Manufacture of Products or Services provided violate Applicable Law.

Notwithstanding the foregoing, HMI’s obligations under this Section 9.8(b) to indemnify the Supplier Indemnified Parties will not apply to the extent any Losses of a Supplier Indemnified Party arises out of any of the bases for indemnification described in Section 9.8(a).

9.9 Exceptions and Limitations on Indemnification. Notwithstanding anything to the contrary in this Agreement, an indemnifying Party is not obligated to indemnify or defend any indemnified Party against any Losses resulting directly from indemnified Party’s:

(a) gross negligence or recklessness or willful misconduct; or

(b) bad faith failure to materially comply with any of its obligations set forth in this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

9.10 Indemnification Procedures. A Supplier Indemnified Party or a HMI Indemnified Party entitled to indemnification pursuant to either Section 9.8(a) or Section 9.8(b) will hereinafter be referred to as an “Indemnitee.” A Party obligated to indemnify an Indemnitee hereunder will hereinafter be referred to as an “Indemnitor.” In the event an Indemnitee is seeking indemnification under either Section 9.8(a) or Section 9.8(b), the Indemnitee will inform the Indemnitor of a Third Party Claim as soon as reasonably practicable after it receives notice of the Third Party Claim, it being understood and agreed that the failure by an Indemnitee to give notice of a Third Party Claim as provided in this Section 9.10 will not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that such Indemnitor is actually prejudiced as a result of such failure to give notice. The Indemnitee will permit the Indemnitor to assume direction and control of the defense of the Third Party Claim (including, subject to this Section 9.10, the right to settle the Third Party Claim solely for monetary consideration), and, at the Indemnitor’s expense, will co-operate as reasonably requested in the defense of the Third Party Claim. The Indemnitee will have the right to retain its own counsel at its own expense; provided, that, if the Indemnitor assumes control of such defense and the Indemnitee reasonably concludes, based on advice from counsel, that the Indemnitor and the Indemnitee have conflicting interests with respect to such Third Party Claim, the Indemnitor will be responsible for the reasonable fees and expenses of counsel to the Indemnitee solely in connection therewith. The Indemnitor may not settle such Third Party Claim, or otherwise consent to an adverse judgment in such Third Party Claim, which would subject the Indemnitee to an injunction or if such settlement or judgment would materially diminish or limit or otherwise adversely affect the rights, activities or financial interests of the Indemnitee, without the express written consent of the Indemnitee. The Indemnitor will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the Indemnitor, and Indemnitees shall not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld. In the event that it is ultimately determined that the Indemnitor is not obligated to indemnify, defend or hold harmless the Indemnitee from and against the Third Party Claim, the Indemnitee will reimburse the Indemnitor for all costs and expenses (including attorneys’ fees and costs of suit) and any Third Party Claims incurred by the Indemnitor in its defense of the Third Party Claim.

9.11 Limitations on Liability.

EXCEPT IN THE CASE OF [***], (A) IN NO EVENT SHALL EITHER PARTY OR ITS REPRESENTATIVES BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (1) WHETHER SUCH DAMAGES WERE FORESEEABLE, (2) WHETHER OR NOT IT WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR (3) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE; AND (B) SUPPLIER’S TOTAL LIABILITY

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

UNDER THIS AGREEMENT SHALL NOT EXCEED [***] (I) [***] AND (II) THE TOTAL OF THE AMOUNTS PAID AND AMOUNTS PAYABLE BY HMI TO SUPPLIER OVER THE [***] IMMEDIATELY PRIOR TO THE OCCURRENCE OF THE EVENT GIVING RISE TO THE LIABILITY, PROVIDED THAT FOR CLAIMS ARISING DURING THE [***] OF THE TERM, THE CAP SHALL BE NO LESS THAN THE DOLLAR AMOUNT THAT EQUALS [***].

9.12 Insurance. Each Party shall take all necessary steps, at its own cost and its own behalf to properly and adequately insure, with a reputable insurance company as far as reasonably possible, its entire legal liability to any Third Party which might be incurred, directly or indirectly, as a consequence of its activity relating to this Agreement. Supplier shall promptly inform HMI of any significant liability claim made by a Third Party or threat of a liability claim by a Third Party in connection with the Products and shall examine them in close consultation with HMI. For avoidance of doubt, such insurance will not create a limit to either Party’s liability hereunder.

ARTICLE 10
CONFIDENTIALITY

10.1 Confidential Information. From time to time during the Term, either Party (as the “Disclosing Party”) may disclose or make available to the other Party (as the “Receiving Party”) information about its business affairs, Products (including Product Specifications and HMI Raw Materials), and services (including any forecasts), confidential information and materials comprising or, relating to Intellectual Property Rights, Products, HMI’s SOPs and quality management system, Third Party confidential information and other sensitive or proprietary information. Such information, whether provided orally or in written, electronic or other form or media, and whether or not marked, designated or otherwise identified as “confidential” constitutes “Confidential Information” hereunder. Confidential Information does not include information that at the time of disclosure and as established by contemporaneous documentary evidence:

(a) is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Section 10.1 by the Receiving Party or any of its representatives;

(b) is or becomes available to the Receiving Party on a non-confidential basis from a Third Party source, provided that such Third Party is not and was not prohibited from disclosing such Confidential Information;

(c) was known by or in the possession of the Receiving Party or its representatives prior to being disclosed by or on behalf of the Disclosing Party; provided that information known to representatives of Supplier who were representatives of HMI prior to the consummation of the transactions contemplated by the Contribution Agreement shall be treated as Confidential Information of HMI; provided further, that Know-How assigned by HMI to Supplier pursuant to the Contribution Agreement shall be Confidential Information of Supplier; or

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(d) was or is independently developed by the Receiving Party without reference to or use of, in whole or in part, any of the Disclosing Party’s Confidential Information.

Notwithstanding anything herein to the contrary, any HMI-Owned Inventions shall be Confidential Information of HMI and any Supplier-Owned Inventions shall be Confidential Information of Supplier.

10.2 Protection of Confidential Information. The Receiving Party shall, for [***] from receipt or disclosure of such Confidential Information:

(a) protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care;

(b) not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and

(c) not disclose any such Confidential Information to any Person, except to the Receiving Party’s representatives who need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement, and then only if each such representative is otherwise bound by obligations of confidentiality with respect to such information.

The Receiving Party shall be responsible for any breach of this Article 10 caused by any of its representatives.

10.3 Permitted Disclosure. Receiving Party may disclose Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a) in order to comply with Applicable Law (including any securities law or regulation or the rules of a securities exchange or as a requirement in filing for an International Nonproprietary Name (INN) or the like but excluding any regulatory inspections) or with a legal or administrative proceeding, or in connection with prosecuting or defending litigation;

(b) in connection with filings and other necessary disclosures and communications to Governmental Authorities and obligations pursuant to this Agreement; and

(c) in connection with exercising its rights hereunder, to its Affiliates, potential and future collaborators (including sublicensees), advisors, or independent contractors; permitted acquirers or assignees; and investment bankers, investors and lenders;

provided, however, that (i) with respect to Sections 10.3(a) and 10.3(b), where reasonably possible, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed; and (ii) with respect to Section 10.3(c), each of those named people and entities are bound by restrictions on use and disclosure consistent with Article 10 (other than advisors, investment bankers, investors and lenders, which must be bound prior to disclosure by commercially reasonable obligations of confidentiality) and in any event, no disclosure of Know-How relating to the Manufacture of the Products shall be permitted. Notwithstanding the foregoing, unless consented to by HMI and Supplier in advance or as required by Law (in which case the Party required to make such disclosure will consult with the other Party a reasonable time prior to making such disclosure and will consider in good faith any comments made by the other Party to such disclosure), the Parties shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any person or individual other than to their Affiliates. If either Party or any of its Affiliates, based on the advice of their counsel, determines that this Agreement must be publicly filed with a Governmental Authority, then such Party or its applicable Affiliate, prior to making such filing, shall provide the other Party and its counsel with a redacted version of this Agreement that it intends to file, and will consider in good faith any comments provided by the other Party or its counsel and use commercially reasonable efforts to ensure the confidential treatment by such Governmental Authority of those provisions specified by the other Party or its counsel for redaction and confidentiality.

ARTICLE 11
MISCELLANEOUS

11.1 Further Assurances. Upon a Party’s reasonable request, the other Party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

11.2 Relationship of the Parties. Without prejudice to the Contribution Agreement, the Transition Services Agreement or any other agreement between the Parties, the relationship between Supplier and HMI is solely that of vendor and vendee and they are independent contracting parties. Nothing in this Agreement creates any agency, joint venture, partnership or other form of joint enterprise, employment or fiduciary relationship between the Parties. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

11.3 Entire Agreement. This Agreement, including and together with any related exhibits, schedules, the Quality Agreement, SOW, and any Purchase Orders, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein and shall collectively constitute the Agreement, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. In case of a conflict between:

(a) the provisions of any schedule, Purchase Order, exhibit, or SOW and the provisions of the main body of this Agreement, the provisions of the main body of this Agreement shall prevail;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(b) the provisions of this Agreement and the provisions of the Contribution Agreement, unless otherwise expressly stated or the context otherwise requires, the provisions of the Contribution Agreement shall prevail;

(c) the provisions of this Agreement and the provisions of the Transition Services Agreement, unless otherwise expressly stated or the context otherwise requires, the provisions of this Agreement shall prevail; and

(d) the provisions of the Quality Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail, except that with respect to matters related to quality, the Quality Agreement shall prevail.

11.4 Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement (each, a “Notice”) must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section 11.4). All Notices must be delivered by personal delivery, nationally recognized overnight courier or certified or registered mail (in each case, return receipt requested, postage prepaid). Notwithstanding the foregoing, notice by email (with confirmation of transmission) will satisfy the requirements of this Section 11.4 if acknowledged by the intended recipient upon receipt by replying to the original email message (except for any automated reply), such acknowledgement shall not be unreasonably withheld, delayed or conditioned. Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section 11.4.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Notice to Supplier:	Roadrunner Solutions LLC One Patriots Park Bedford, MA 01730
Attention: Chief Executive Officer Email: [***]
with a copy (which shall not constitute notice) to: [***] with a copy (which shall not constitute notice) to: [***]
Notice to HMI:	HMI One Patriots Park Bedford, MA 01730 Attention: General Counsel Email: [***] with a copy (which shall not constitute notice) to: [***]
Notice to OXB:	[Oxford Biomedica UK Limited Windrush Court, Transport Way Oxford, OX4 6LT, UK] Attention: [***] Email: [***]

11.5 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” is deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; (d) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; and (e) words denoting any gender include all genders. Unless the context otherwise requires, references in this Agreement: (x) to sections, exhibits, schedules, attachments, and appendices mean the sections of, and exhibits, schedules, attachments and appendices attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The exhibits, schedules, attachments, and appendices referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

11.6 Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

11.7 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11.8 Amendment and Modification. No amendment to this Agreement is effective unless it is in writing, identified as an amendment to this Agreement and signed by an authorized representative of each Party.

11.9 Waiver. No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement and signed by an authorized representative of the Party waiving its right. Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion. None of the following constitutes a waiver or estoppel of any right, remedy, power, privilege or condition arising from this Agreement: any failure or delay in exercising any right, remedy, power or privilege or in enforcing any condition under this Agreement; or any act, omission or course of dealing between the Parties.

11.10 Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties or otherwise.

11.11 Equitable Remedies. Each Party acknowledges and agrees that (a) a breach or threatened breach by such Party of any of its obligations under Article 9 or 10 would give rise to irreparable harm to the other Party for which monetary damages would not be an adequate remedy and (b) in the event of a breach or a threatened breach by such Party of any such obligations, the other Party shall, in addition to any and all other rights and remedies that may be available to such Party at law, at equity or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to post a bond or other security, and without any requirement to prove actual damages or that monetary damages will not afford an adequate remedy. Each Party agrees that such Party will not oppose or otherwise challenge the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 11.11.

11.12 Assignment. Neither Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably delayed or withheld; provided, however, that (a) Supplier may assign its rights and obligations under this Agreement without HMI’s prior written consent in connection with an assignment to an Affiliate or a Third Party acquirer of all or substantially all of the Transferred Assets constituting the Facility(ies) and the business of the Facility(ies)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

and (b) HMI shall have right to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Supplier to its Affiliates or to any Third Party who acquires all or substantially all of the assets to which this Agreement relates. Any purported assignment or delegation in violation of this Section 11.12 is null and void ab initio. No assignment, delegation or transfer will relieve Supplier of the performance of any accrued obligation that Supplier may then have under this Agreement.

11.13 Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties and their respective permitted successors and permitted assigns.

11.14 No Third Party Beneficiaries. Except as expressly set forth in the second sentence of this Section 11.14, this Agreement benefits solely the Parties to this Agreement and their respective permitted successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Parties hereby designate each indemnified Person as a Third Party beneficiary of Section 9.8.

11.15 Dispute Resolution. Except as provided in Section 11.11, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof (each, a “Dispute”), shall be submitted for negotiation and resolution to the designated representative of Supplier (or to such other person of equivalent or superior position designated by Supplier in a written Notice to HMI) and an officer of HMI (or to such other person of equivalent or superior position designated by HMI in a written Notice to Supplier), by delivery of written Notice (each, a “Dispute Notice”) from either of the Parties to the other Party. Such persons shall negotiate in good faith to resolve the Dispute. If the Parties are unable to resolve any Dispute within [***] after delivery of the applicable Dispute Notice, either Party may file suit in a court of competent jurisdiction in accordance with the provisions of Section 11.16 and Section 11.17 hereunder.

11.16 Governing Law. This Agreement, including all exhibits, schedules, attachments and appendices attached hereto and thereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to the conflict of Laws provisions thereof. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

11.17 Choice of Forum. Each Party irrevocably and unconditionally agrees that it shall not commence any action, litigation or proceeding of any kind whatsoever against the other Party in any way arising from or relating to this Agreement, including all exhibits, schedules, attachments and appendices attached hereto and thereto, and all contemplated transactions, including contract, equity, tort, fraud, and statutory claims, in any forum other than the United States District Court for the District of Massachusetts or, if such court does not have subject-matter jurisdiction, the courts of the State of Massachusetts, and any appellate court from any thereof. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation or proceeding only in the United States District Court for the District of Massachusetts or, if such court does not have subject-matter jurisdiction, the courts of the State of Massachusetts. Each Party agrees that a final

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

judgment in any such action, litigation or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

11.18 Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy that may arise under this Agreement, including any exhibits, schedules, attachments, and appendices attached to this Agreement, is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement, including any exhibits, schedules, attachments, and appendices attached to this Agreement, or the transactions contemplated hereby. Each Party certifies and acknowledges that (a) no representative of the other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such Party has considered the implications of this waiver, (c) such Party makes this waiver voluntarily, and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.18.

11.19 Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together is deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) is deemed to have the same legal effect as delivery of an original signed copy of this Agreement, if the party sending such e-mail or other means of electronic transmission has received express confirmation that the recipient party received the copy of this Agreement (not merely an automatic email reply).

11.20 Force Majeure. Any delay or failure of either Party to perform its obligations under this Agreement will be excused to the extent that the delay or failure was caused directly by an event beyond such Party’s reasonable control, without such Party’s fault or negligence (which events may include natural disasters, epidemics and pandemics, embargoes, explosions, riots, wars or acts of terrorism) (each, a “Force Majeure Event”). For the avoidance of doubt, the COVID-19 pandemic, including any variants of COVID-19 or any government restrictions or regulations relating thereto, will constitute a Force Majeure Event to the extent it causes the applicable delay or failure. Supplier’s financial inability to perform, changes in costs that are within its control, or Supplier’s legal actions or contract disputes will not excuse performance by Supplier under this Section 11.20. Supplier shall give HMI prompt written Notice of any event or circumstance that is reasonably likely to result in a Force Majeure Event and the anticipated duration of such Force Majeure Event. Supplier shall use all reasonable efforts to end the Force Majeure Event, ensure that the effects of any Force Majeure Event are minimized and resume full performance under this Agreement. During any Force Majeure Event, HMI may, at its option (a) [***]. The rights granted to Supplier with respect to excused delays under this Section 11.20 are intended to limit Supplier’s rights under theories of force majeure, commercial impracticability, impracticability or impossibility of performance, or failure of presupposed conditions or otherwise. The Parties acknowledge and agree that HMI’s [***].

11.21 No Public Announcements or Trademark Use. Unless expressly permitted under this Agreement or the Contribution Agreement, neither Party shall (a) make any statement (whether oral or in writing) in any press release, external advertising, marketing or promotion

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

materials regarding the subject matter of this Agreement, the other Party or its business unless (i) it has received the express written consent of the other Party, or (ii) it is required to do so by Law or under the rules of any stock exchange to which it is subject, or (b) use any of the other Party’s Trademarks without the prior written consent of the other Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

HOMOLOGY MEDICINES, INC.
By: /s/ Arthur Tzianabos Name: Arthur O. Tzianabos Title: President and Chief Executive Officer
ROADRUNNER SOLUTIONS LLC
By: /s/ Tim Kelly Name: Tim Kelly Title: Chief Executive Officer
Solely for purposes of Section 2.3(b)(iii) OXFORD BIOMEDICA UK LIMITED
By: /s/ Stuart Paynter Name: Stuart Paynter Title: Chief Financial Officer

[Signature Page for Manufacturing and Supply Agreement]

Schedule 1.65

Named HMI Products

[***]

Schedule 2.6

Key Positions*

[***]

Exhibit A

Sample SOW

[***]

Exhibit B

Initial [***] Forecast

[***]